                                                                       EXHIBIT 2





                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             CMS ENERGY CORPORATION

                             CMS MERGING CORPORATION

                          CONTINENTAL NATURAL GAS, INC.

                             ADAMS AFFILIATES, INC.

                                       AND

                             COTTONWOOD PARTNERSHIP

                 -----------------------------------------------




                            Dated as of July 31, 1998

                                TABLE OF CONTENTS



ARTICLE I  THE MERGER.......................................................................................................2
         Section 1.1.      The Merger.......................................................................................2
         Section 1.2.      Filing Certificate of Merger and Effectiveness...................................................2
         Section 1.3.      Effects of the Merger............................................................................3
         Section 1.4.      Articles of Incorporation, By-Laws, Directors and Officers.......................................3
         Section 1.5.      Further Assurances...............................................................................3

ARTICLE II  CONVERSION OF SHARES............................................................................................3
         Section 2.1.      Conversion of Securities.........................................................................3
         Section 2.2.      Closing..........................................................................................4
         Section 2.3.      Dissenting Shares................................................................................5
         Section 2.4.      Payment of Cash and Delivery of Certificates.....................................................5
         Section 2.5.      Dividends and Distributions......................................................................7
         Section 2.6.      Fractional Shares................................................................................7
         Section 2.7.      Changes in CMS Common Stock......................................................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CNG AND THE MAJORITY STOCKHOLDERS............................................8
         Section 3.1.      Organization of CNG..............................................................................8
         Section 3.2.      Subsidiaries and Investments.....................................................................9
         Section 3.3.      Capitalization..................................................................................10
         Section 3.4.      Authority.......................................................................................11
         Section 3.5.      Financial Statements............................................................................13
         Section 3.6.      Operations Since Balance Sheet Date.............................................................13
         Section 3.7.      No Undisclosed Liabilities......................................................................15
         Section 3.8.      Taxes...........................................................................................15
         Section 3.9.      Condition of Tangible Assets....................................................................19
         Section 3.10.     Title to Property...............................................................................19
         Section 3.11.     Availability and Ownership of Assets............................................................20
         Section 3.12.     Personal Property Leases........................................................................20
         Section 3.13.     Accounts Receivable.............................................................................21
         Section 3.14.     Intellectual Property...........................................................................21
         Section 3.15.     Real Property...................................................................................22
         Section 3.16.     [Intentionally Omitted].........................................................................22
         Section 3.17.     Litigation......................................................................................22
         Section 3.18.     No Guaranties; Extensions of Credit.............................................................22
         Section 3.19.     Compliance with Laws............................................................................23
         Section 3.20.     Permits.........................................................................................23
         Section 3.21.     Insurance.......................................................................................23
         Section 3.22.     Employee Benefit Plans..........................................................................24

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
         Section 3.23.     Employees and Agents and Related Agreements.....................................................26
         Section 3.24.     Employee Relations and Labor Matters............................................................26
         Section 3.25.     Absence of Certain Business Practices...........................................................27
         Section 3.26.     Territorial Restrictions........................................................................27
         Section 3.27.     Transactions with Certain Persons...............................................................27
         Section 3.28.     [Intentionally Omitted].........................................................................28
         Section 3.29.     Environmental Matters...........................................................................28
         Section 3.30.     Contracts.......................................................................................31
         Section 3.31.     [Intentionally omitted].........................................................................32
         Section 3.32.     Gas Imbalances..................................................................................32
         Section 3.33.     [Intentionally omitted].........................................................................32
         Section 3.34.     CNG Filings; Registration Statement Information.................................................33
         Section 3.35.     Disclosure......................................................................................34
         Section 3.36.     Brokers.........................................................................................34
         Section 3.37.     PUHCA...........................................................................................34
         Section 3.38.     Vote Required...................................................................................34
         Section 3.39.     Knowledge of Facts or Circumstances.............................................................35
         Section 3.40.     Information Supplied............................................................................35

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF CMS ENERGY...................................................................35
         Section 4.1.      Organization of CMS Energy......................................................................35
         Section 4.2.      Authority.......................................................................................36
         Section 4.3.      Shares of CMS Common Stock......................................................................37
         Section 4.4.      Capitalization..................................................................................38
         Section 4.5.      Operations Since March 31, 1998.................................................................38
         Section 4.6.      Compliance with Laws............................................................................38
         Section 4.7.      SEC Documents...................................................................................39
         Section 4.8.      No Finder.......................................................................................39
         Section 4.9.      Section 368 Representations.....................................................................39

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SUB...........................................................................40
         Section 5.1.      Organization and Standing.......................................................................40
         Section 5.2.      Capital Structure...............................................................................41
         Section 5.3.      Authority.......................................................................................41

ARTICLE VI  ACTIONS PRIOR TO THE EFFECTIVE DATE............................................................................41
         Section 6.1.      Issuance of CMS Common Shares...................................................................41
         Section 6.2.      Action by Majority Stockholders of CNG..........................................................42
         Section 6.3.      Subsequent Financial Statements.................................................................42
         Section 6.4.      Investigation of CNG............................................................................42
         Section 6.5.      Lawsuits, Proceedings, Etc......................................................................45
         Section 6.6.      Conduct of Business by CNG Pending the Merger...................................................45
         Section 6.7.      Mutual Cooperation; Reasonable Best Efforts.....................................................48
         Section 6.8.      Public Announcement.............................................................................48
         Section 6.9.      No Solicitation.................................................................................48


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
         Section 6.10.     Antitrust Law Compliance........................................................................49
         Section 6.11.     CMS SEC Information.............................................................................50
         Section 6.12.     Director Indemnification........................................................................50
         Section 6.13.     Notice of Default...............................................................................50

ARTICLE VII ADDITIONAL COVENANTS AND AGREEMENTS............................................................................51

         Section 7.1.      Tax-Free Nature; Tax Consequences...............................................................51
         Section 7.2.      Taxes...........................................................................................51
         Section 7.3.      [Intentionally Omitted].........................................................................53
         Section 7.4.      [Intentionally Omitted].........................................................................53
         Section 7.5.      Power Marketing Certificate.....................................................................53
         Section 7.6.      Pooling of Interests............................................................................54

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING...............................................................................54

         Section 8.2.      Conditions to CMS Energy's Obligations..........................................................55
         Section 8.3.      Conditions to CNG's Obligations.................................................................58

ARTICLE IX INDEMNIFICATION; SURVIVAL.......................................................................................59
         Section 9.1.      Indemnification by the Majority Stockholders....................................................59
         Section 9.2.      [Intentionally Omitted].........................................................................60
         Section 9.3.      Notice of Claims................................................................................60
         Section 9.4.      Third Party Claims..............................................................................60
         Section 9.5.      [Intentionally Omitted].........................................................................62
         Section 9.6.      Survival of Obligations.........................................................................62
         Section 9.7.      Update of the Representations and Warranties....................................................62

ARTICLE X TERMINATION......................................................................................................64

         Section 10.1.     Termination.....................................................................................64
         Section 10.2.     Effect of Termination...........................................................................65
         Section 10.3.     Effect of Termination and Abandonment...........................................................65

ARTICLE XI OTHER PROVISIONS................................................................................................66

         Section 11.1.     Confidential Nature of Information..............................................................66
         Section 11.2.     Fees and Expenses...............................................................................69
         Section 11.3.     Notices.........................................................................................69
         Section 11.4.     Definitions.....................................................................................71
         Section 11.5.     Partial Invalidity..............................................................................72
         Section 11.6.     Successors and Assigns..........................................................................72
         Section 11.7.     Execution in Counterparts.......................................................................72
         Section 11.8.     Titles and Headings.............................................................................72
         Section 11.9.     Schedules and Exhibits..........................................................................73
         Section 11.10.    Entire Agreement/No Third Party Rights/Assignment...............................................73
         Section 11.11.    Independent Investigation and Scope of Representations..........................................73
         Section 11.12.    Governing Law; Arbitration......................................................................74

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
         Section 11.13.    No Third-Party Beneficiaries....................................................................74
         Section 11.14.    Interpretation..................................................................................75
         Section 11.15.    Guarantee.......................................................................................75
         Section 11.16.    [Intentionally Omitted].........................................................................75
         Section 11.17.    Time of Essence.................................................................................75
         Section 11.18.    Attorneys Fees..................................................................................75
         Section 11.19.    Amendment.......................................................................................75




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                                    EXHIBITS

Exhibit A                  Certificate of Merger and Articles of Merger
Exhibit B                  Affiliate Letter

                            SCHEDULE OF DEFINED TERMS


         TERM                                        DEFINITION SECTION
         ----                                        ------------------

AAA                                                       11.12(b)
Acquisition Expenses                                      11.2
Acquisition Proposal                                      6.9(a)
affiliate                                                 11.4(a)
Agreement                                                 Preamble
Applicable Environmental Laws                             3.29(c)(i)
associate                                                 11.4(b)
Average Price                                             2.1(b)
Balance Sheet                                             3.5
Balance Sheet Date                                        3.5
BCA                                                       1.1
Best Knowledge                                            11.4(c)
Business Combination                                      10.3(c)
CERCLA                                                    3.29(a)(iv)
CERCLIS                                                   3.29(a)(iv)
Certificates                                              2.4
Claim Notice                                              9.3
Closing                                                   2.2
Closing Date                                              2.2
CMS Common Shares                                         2.1(b), 2.7
CMS Common Stock                                          First Recital
CMS Energy                                                Preamble
CMS Energy SEC Documents                                  4.7
CMS Option Agreement                                      Ninth Recital
CNG                                                       Preamble
CNG Agreements                                            3.30(b)
CNG Business                                              Fifth Recital
CNG Common Stock                                          Third Recital
Code                                                      Eighth Recital
Company Group                                             3.8(d)(i)
Disclosure Schedule                                       3.1
Dispute                                                   11.12(b)
Dissenting Shares                                         2.3
Easements                                                 3.10(b)
Effective Date                                            1.2
Effective Time                                            1.2
ERISA                                                     3.22(a)
ERISA Affiliate                                           3.22(a)
Evaluation Documents                                      11.1(a)
Exchange Act                                              4.7, 11.1(e)


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

Exchange Agent                                             2.4(c)
Exchange Ratio                                             2.1(b)
Expense                                                    9.1
FERC                                                       7.5
GAAP                                                       3.5
Hazardous Substance                                        3.29(c)(ii)
HSR Act                                                    3.4(c)
Loss                                                       9.1
Majority Stockholders                                      Preamble
Market Conditions                                          11.4(d)
material                                                   3.8(d)(ii), 3.29(c)(iii)
Material Adverse Change or Effect                          11.4(e)
Merger                                                     1.1
Merger Consideration                                       2.1(b)
Non-Wholly Owned Subsidiaries                              3.2(b)
NPL                                                        3.29(a)(iv)
NYSE                                                       2.1(b)
OGCA                                                       1.1
Option(s)                                                  3.3(a)
Participants                                               3.22(a)
Partnerships                                               3.2(b)
Partnerships Agreements                                    3.2(b)
Permits                                                    3.20
Permitted Encumbrances                                     11.4(f)
Per Share Amount                                           2.1(b)
person                                                     11.4(g)
Phase I                                                    6.4(b)
Pipeline Assets                                            3.10(a)
Plans                                                      3.22(a)
Power Marketing Certificate                                7.5
Property                                                   3.29(c)(iv)
Proprietary Information                                    11.1(a)
Prospectus                                                 6.1
Real Property                                              3.15
Registration Statement                                     3.34(b)
Release                                                    3.29(c)(v)
Remedial Action                                            3.29(c)(vi)
Representatives                                            6.4(g)
representatives                                            11.1(a)
Requisite Regulatory Approvals                             8.1(b)
SEC                                                        4.2
Securities Act                                             4.2
Seller Filings                                             3.34(a)
Statement of Income                                        3.5
Sub                                                        Preamble


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

Sub Common Stock                                           Second Recital
Subsidiary                                                 3.8(d)(iii)
Subsidiaries                                               3.2(a)
Surviving Corporation                                      1.1
Tax, Taxes, and Taxable                                    3.8(d)(iv)
Tax Partnership                                            3.8(d)(v)
Tax Return                                                 3.8(d)(vi)
Tax Sharing Arrangement                                    3.8(d)(vii)
Title IV Plan                                              3.22(b)
Unaudited Balance Sheet                                    3.5
Unaudited Balance Sheet Date                               3.5
Unaudited Statement of Income                              3.5

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT and Plan of Merger, dated as of July 31, 1998 (this "Agreement") among CMS Energy Corporation, a Michigan Corporation ("CMS Energy"), CMS Merging Corporation, a Michigan corporation and a wholly-owned subsidiary of CMS Energy ("Sub"), Continental Natural Gas, Inc., an Oklahoma Corporation ("CNG"), Adams Affiliates, Inc., an Oklahoma corporation, and Cottonwood Partnership, an Oklahoma general partnership (the latter two parties collectively, the "Majority Stockholders"). Unless otherwise indicated, capitalized terms used herein are those as defined herein.

                              W I T N E S S E T H :


                  WHEREAS, CMS Energy is a Michigan corporation having an authorized capital of (i) 250,000,000 shares of common stock, $0.01 par value (the "CMS Common Stock"), of which, as of June 30, 1998, 101,512,647 shares were issued and outstanding, (ii) 10,000,000 shares of preferred stock, $0.01 par value, none of which, on the date hereof, is issued and outstanding, and (iii) 60,000,000 shares of Class G common stock, no par value, of which, as of June 30, 1998, 8,341,097 shares were issued and outstanding;

                  WHEREAS, Sub is a Michigan corporation formed by CMS Energy solely for the purpose of consummating the transactions contemplated herein having an authorized capital of 60,000 shares of common stock, no par value (the "Sub Common Stock"), of which, on the date hereof, 10 shares are issued and outstanding;

                  WHEREAS, Continental is an Oklahoma corporation having an authorized capital of 60,000,000 shares of common stock, $0.01 par value (the "CNG Common Stock"), of which, on the date hereof, 6,315,000 shares are issued and outstanding;

                  WHEREAS, the Majority Stockholders directly control approximately 54% of the CNG Common Stock and exercise management control over CNG.

                  WHEREAS, CNG, itself and through its Subsidiaries, is engaged in the purchasing, gathering, treating, processing and marketing of natural gas and natural gas liquids related thereto (hereinafter generally referred to as the "CNG Business");

                  WHEREAS, the respective Boards of Directors of CMS Energy, Sub and CNG have approved the Merger of Sub into CNG pursuant to the terms and conditions of this Agreement and the related transactions contemplated by this Agreement, the Board of

Directors of CNG has directed that this Agreement be submitted to its stockholders for adoption, and CMS Energy as the sole stockholder of Sub has adopted this Agreement;

                  WHEREAS, the Merger is intended to be treated as a pooling of interests for financial accounting purposes;

                  WHEREAS, the parties hereto intend the Merger to constitute a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, CMS Energy, Sub, CNG and the Majority Stockholders desire to make certain representations, warranties and agreements in connection with the Merger and the related transactions contemplated by this Agreement and also to prescribe various conditions to the Merger and such transactions;

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions contained herein, and in accordance with the provisions of this Agreement and the Michigan Business Corporation Act (the "BCA") and the Oklahoma General Corporation Act (the "OGCA"), at the Effective Time (as hereinafter defined), CNG shall be merged with and into Sub (the "Merger") pursuant to the Certificates of Merger in substantially the form of Exhibit A hereto or in such other form as the parties may agree to accomplish the Merger. As the corporation surviving in the Merger (the "Surviving Corporation"), Sub shall continue unaffected and unimpaired by the Merger to exist under and be governed by the laws of the State of Michigan. Upon the effectiveness of the Merger, the separate existence of CNG shall cease except to the extent provided by law in the case of a corporation after its merger into another corporation.

                  SECTION 1.2. FILING CERTIFICATE OF MERGER AND EFFECTIVENESS. Upon the satisfaction or waiver of the conditions to the obligations of each of the parties contained herein, the Certificates of Merger, executed in accordance with the laws of the State of Michigan and Oklahoma, shall be filed in the office of the

Corporation, Securities and Land Development Bureau, Department of Consumers and Industry Services, of the State of Michigan and the Oklahoma Secretary of State. The Merger shall become effective on the date specified in the Certificate of Merger to be filed as provided in the BCA and the OGCA. The Effective Time of the Merger shall be 11:59 p.m. on the Effective Date or such other time as the parties may mutually agree and specify in the Articles of Merger and Certificates of Merger. The date and the time on such date of effectiveness of the Merger are herein called, respectively, the "Effective Date" and the "Effective Time."

                  SECTION 1.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 724 of the BCA and in Section 1081 of the OGCA.

                  SECTION 1.4. ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS. The Articles of Incorporation and By-Laws of Sub, as in effect at the Effective Time, shall continue in full force and effect as the Articles of Incorporation and By-Laws of the Surviving Corporation. The initial directors of the Surviving Corporation shall consist of the directors of Sub immediately prior to the Effective Time, who shall serve until their respective successors are duly elected and qualified. The initial officers of the Surviving Corporation shall consist of the officers of Sub immediately prior to the Effective Time, who shall serve until their respective successors are duly elected and qualified.

                  SECTION 1.5. FURTHER ASSURANCES. From time to time after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of CNG or otherwise, such deeds and other instruments and to take or cause to be taken such further or other action as shall be necessary or desirable in order to vest or perfect in or to confirm, of record or otherwise, in the Surviving Corporation title to, and possession of, all of the property, rights, privileges, powers, immunities and franchises of CNG and otherwise carry out the purposes of this Agreement.


                                   ARTICLE II

                              CONVERSION OF SHARES

                  SECTION 2.1. CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of any of the parties:

         (a) All shares of CNG Common Stock that immediately prior to the Effective Time are held in the treasury of CNG or by any wholly-owned Subsidiary of CNG or by CMS Energy or any wholly-owned subsidiary of CMS Energy shall be canceled and no capital stock of CMS Energy or other consideration shall be delivered in exchange therefor.

         (b) Subject to the provisions of Sections 2.6 and 2.7 hereof, each share of CNG Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of shares of CNG Common Stock referred to in Section 2.1(a) and Dissenting Shares); shall be converted into the number of shares of CMS Common Stock (such shares of CMS Common Stock, are referred to herein as "CMS Common Shares") and represent the right to receive the consideration payable as set forth below, rounded to the nearest thousandth of a share, equal to the quotient of (i) $10.00 (Ten Dollars) ("Per Share Amount"); divided by
(ii) the average of the per share Daily Prices (as hereinafter defined) on the New York Stock Exchange, Inc. (the "NYSE") of CMS Common Stock (the "Average Price") as reported in the New York Stock Exchange Composite Transactions (on the Transaction Reporting System operated by the Consolidated Tape Association) during the ten (10) consecutive trading days ending on the fifth trading day prior to the Effective Time of the Merger (the "Exchange Ratio").

All such shares of CNG Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate (as hereinafter defined) theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate in accordance with Section 2.4, shares of CMS Common Stock and cash in lieu of fractional shares as contemplated by Section 2.6 (The "Merger Consideration"). As used herein, the term Daily Price shall mean the average of the high and low prices per share of CMS Common Stock, or the closing bid price if no sale occurred, on the day in question.

         (c) Each share of CMS Common Stock and of Sub Common Stock which is issued and outstanding immediately prior to the Effective Time shall continue to be outstanding without any change thereto.

                  SECTION 2.2. CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the vote of the shareholders of CNG in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in
Article VIII hereof, CNG and CMS Energy shall execute and deliver the Articles of Merger and the Certificates of Merger, as described in Section 1.1, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at such place as the parties may agree for the purpose of confirming all of the foregoing. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

                  SECTION 2.3. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of CNG Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Section 1091 of the OGCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 2.1 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the OGCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon. All payments in respect of Dissenting Shares shall be made by CNG from funds contributed by CMS.

                  SECTION 2.4. PAYMENT OF CASH AND DELIVERY OF CERTIFICATES. (a) At or after the Effective Time, each holder, except for any holder referred to in Section 2.1(a), of a certificate or certificates representing issued and outstanding shares of record of CNG Common Stock immediately prior to the Effective Time (collectively, the "Certificates") may surrender such Certificate or Certificates to the Exchange Agent, and the Exchange Agent shall deliver or cause to be delivered, in exchange therefor, (i) cash in lieu of fractional shares or interests pursuant to Section 2.6, by check or wire transfer of funds to the account or accounts designated by such holder in a notice to the Exchange Agent, and (ii) one or more certificates representing the aggregate number of whole CMS Common Shares into which the CNG Common Stock represented by the Certificate or Certificates so surrendered shall have been converted pursuant to
Section 2.1.

         (b) Any certificates representing CMS Common Shares or cash in lieu of fractional shares deliverable pursuant to Section 2.1(b) shall be deliverable upon the surrender to CMS Energy of a Certificate or Certificates representing issued and outstanding shares of record of CNG Common Stock immediately prior to the Effective Time. Until so surrendered, each outstanding certificate representing issued and outstanding shares of record of CNG Common Stock immediately prior to the Effective Time shall not be transferable on the books of the Surviving Corporation or CMS Energy, but shall be deemed for all corporate purposes, subject to Section 2.5, to evidence the right to receive such cash and ownership of the number of whole CMS Common Shares, as the case may be, into which the shares of CNG Common Stock which immediately prior to the Effective Time were represented thereby shall have been converted pursuant to Sections 2.1 and 2.4. At the close of business on the business day next preceding the Effective Date, the stock transfer books of CNG shall be closed and no transfer of CNG Common Stock shall thereafter be made or consummated. Notwithstanding the foregoing, holders of certificates representing shares of CNG Common Stock immediately prior to the Effective Time shall thereafter cease to be, and shall have no rights as, shareholders of CNG or CMS Energy until such holders surrender such certificates in accordance with this Agreement.

         (c) Promptly after the Effective Time but in no event later than five business days after the Effective Time, CMS Energy's stock transfer agent acting in the role of exchange agent (the "Exchange Agent") shall mail to each record holder of Certificates, a form letter of transmittal approved by CNG and CMS Energy (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefore. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and CMS Common Stock in the amount provided in Sections
2.1 and 2.4, and such Certificate shall forthwith be canceled. CMS Energy shall provide the Exchange Agent with certificates for CMS Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 2.1(b) hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of CMS Common Stock until the holder's Certificates are surrendered in exchange therefor. If payment or delivery of CMS Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of CMS Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of CMS Energy that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate (other than Certificates


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


representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration.

                  SECTION 2.5. DIVIDENDS AND DISTRIBUTIONS. Any dividend or other distribution paid in respect of CMS Common Stock to holders of record on or after the Effective Date and otherwise payable to the holder of an outstanding Certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of CNG Common Stock until the surrender of such Certificate and the issuance of a certificate or certificates for CMS Common Shares in respect thereof, shall be retained by CMS Energy pending such surrender, and no such dividend or other distribution payable in respect of CMS Common Stock shall be paid to the holder of such Certificate representing CNG Common Stock until such Certificate shall have been so surrendered to CMS Energy and a certificate or certificates for CMS Common Shares shall have been so issued. Upon surrender of each such Certificate and issuance in exchange therefor of CMS Common Shares, there shall be paid by CMS Energy to or at the direction of the holder of the certificate for such CMS Common Shares the amount of all dividends and distributions which became payable to holders of record on or after the Effective Date in respect of the number of whole CMS Common Shares represented by the certificate or certificates so issued. In no event shall any holder of any Certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of CNG Common Stock be entitled to receive interest on any of the funds to be received in the Merger or any dividends or distributions which became payable to holders of record of CMS Common Shares on or after the Effective Date.

                  SECTION 2.6. FRACTIONAL SHARES. No certificates for fractions of shares of CMS Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issued pursuant to Section 2.1. If the exchange or conversion of a person's aggregate holdings of CNG Common Stock or other right to obtain CMS Common Shares at any time results in a fractional share of CMS Common Stock or interest therein, such person shall, in lieu thereof, be paid in cash within 21 days after receipt by Exchange Agent of completed transfer documents, including certificates, in an amount equal to the value of such fractional share or interest based on the Average Price of CMS Common Stock. Any person otherwise entitled to a fractional share or interest shall not be entitled by reason thereof to any voting, dividend or other rights as a stockholder of CMS Energy.

                  SECTION 2.7. CHANGES IN CMS COMMON STOCK. In the event that, during the period of ten (10) trading days which is used to determine the Average Price, or subsequent to such period but prior to the Effective Time, there has occurred the record date of any reclassification, stock split, stock dividend or similar change in respect of the CMS Common Stock, then appropriate adjustment shall be made in the number of shares of CMS Common Stock and/or kind of securities issued in respect to CMS Common Shares in order to provide holders of CNG Common Stock or of any other right to obtain CMS Common Shares pursuant to the transactions contemplated by this Agreement with the same number of shares of CMS Common Stock and/or securities that they would have received after such reclassification, stock split, stock dividend or similar change if the Effective Time had occurred immediately prior to the record date of such reclassification, stock split, stock dividend or similar change (and all references herein to the "CMS Common Shares" shall refer to such adjusted number and/or kind of securities).


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF CNG AND THE MAJORITY
                                  STOCKHOLDERS

                  As an inducement to CMS Energy and Sub to enter into this Agreement and to consummate the transactions contemplated hereby, CNG and the Majority Stockholders jointly and severally represent and warrant to CMS Energy and Sub and agree, as follows:

                  SECTION 3.1. ORGANIZATION OF CNG. CNG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. Except as set forth on Schedule 3.1 of the Disclosure Schedule delivered to CMS Energy by CNG and the Majority Shareholders on the date hereof and as incorporated herein by reference for all purposes (the "Disclosure Schedule") CNG is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect. CNG has full corporate power and authority necessary to own or lease and operate its properties and to carry on its business as now conducted. CNG has made available to CMS Energy complete and correct copies of the articles of incorporation and by-laws of CNG, in each case as amended and in effect on the date hereof.

                  SECTION 3.2. SUBSIDIARIES AND INVESTMENTS. (a) CNG owns beneficially and of record, or indirectly, all of the issued and outstanding shares of capital stock of each of the corporations listed under the heading "Subsidiaries" on Schedule 3.2 of the Disclosure Schedule (each such corporation, together with any partnership or limited liability company (whether or not a Tax Partnership, of which CNG or any such corporation is a general or managing partner or member or of which CNG or any such corporation owns at least 50% of the partnership or membership interest, each of which is identified in Schedule 3.2 of the Disclosure Schedule, referred to as "Subsidiaries"). Except as disclosed on
Schedule 3.2 of the Disclosure Schedule, CNG does not, directly or indirectly,
(i) own, of record or beneficially, any outstanding securities or other interest in any corporation, limited liability company, partnership, joint venture or other entity (other than investments in publicly traded securities, cash equivalents and short-term investment grade debt) or (ii) control any corporation, limited liability company, partnership, joint venture or other entity.

         (b) Except as disclosed on Schedule 3.2 of the Disclosure Schedule, each of the Subsidiaries is duly organized, validly existing and, in the case of corporate Subsidiaries, in good standing, under the laws of its jurisdiction of organization, and each has full corporate, partnership or limited liability company power and authority, as the case may be, necessary to own or lease and operate its properties as now conducted. Each of the Subsidiaries is duly qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, as the case may be, and is in good standing in each of the jurisdictions in which conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect.
Schedule 3.2 of the Disclosure Schedule contains a list of each jurisdiction in which each Subsidiary is duly qualified to transact business. Schedule 3.2 of the Disclosure Schedule sets forth the authorized, and issued and outstanding shares of, capital stock of each corporate Subsidiary and a complete and accurate list of each corporation in which CNG directly or indirectly owns at least 20% but less than 100% of the issued and outstanding shares of capital stock (the "Non-Wholly Owned Subsidiaries") and a complete and accurate list of each partnership or limited liability company (whether or not a Tax Partnership) of which CNG or any Subsidiary is or at any time within the last seven (7) years has been a managing, general or limited partner or a member or has served in a similar capacity (the "Partnerships"), together with the state and date of organization of each Partnership, the name and address of each general or limited partner or member of each Partnership as they appear in the records of CNG or such subsidiary, and the percentage interest of CNG or any of its Subsidiaries in each Partnership. CNG has made available to CMS Energy true and complete copies of each partnership agreement, limited liability company agreement, regulations or similar governing instrument and all amendments thereto pursuant to which each Partnership was organized (the "Partnership Agreements").

                  SECTION 3.3. CAPITALIZATION. (a) The authorized capital of CNG consists of 60,000,000 shares of common stock, $0.01 par value, of which 6,315,000 shares are duly and validly issued and outstanding and, except for shares issuable upon exercise of the Options (as hereinafter defined) granted by CNG. All of the outstanding shares of CNG Common Stock are duly authorized, validly issued, fully paid and nonassessable. The record owners of the CNG Common Stock as of April 22, 1998 are listed in Schedule 3.3(a) of the Disclosure Schedule and a list of the record owners of the CNG Common Stock as of the Effective Time will be provided to CMS Energy on the Effective Date. CNG has issued to its employees or directors options (individually an "Option", collectively the "Options") to purchase shares of CNG Common Stock. The aggregate outstanding Options and the exercise price thereof are listed in
Schedule 3.3(a) of the Disclosure Schedule hereto. Complete and correct copies of the material agreements relating to the Options have been made available to CMS Energy. Except for the Options, there are no options, warrants or other rights to acquire, or agreements or commitments of CNG to issue, sell, purchase or redeem, or of the holders of any CNG Common Stock to sell or purchase, shares of capital stock or any other equity interest of CNG, whether on conversion of other securities or otherwise. None of the issued and outstanding shares of CNG Common Stock has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in Schedule 3.3(b) of the Disclosure Schedule, there are no stockholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of capital stock of CNG.

         (b) Each Majority Stockholder severally represents and warrants as to himself that (i) he is the beneficial owner of the shares of CNG Common Stock listed in Schedule 3.3(a) of the Disclosure Schedule opposite his name; (ii) all such shares are owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on Schedule 3.3(b) of the Disclosure Schedule.

         (c) All outstanding shares of capital stock of each corporate Subsidiary are duly authorized, validly issued, fully paid and nonassessable. CNG or another wholly-owned Subsidiary is the record and beneficial owner of all of the issued and outstanding shares of capital stock of each such Subsidiary is the record and beneficial owner of the shares of capital stock of each Non-Wholly

Owned Subsidiary as indicated on Schedule 3.2 of the Disclosure Schedule. All such shares of capital stock are so owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on Schedule 3.3(c) of the Disclosure Schedule. Except as set forth on Schedule 3.3(c) of the Disclosure Schedule, there are no options, warrants or other rights to acquire, or agreements or commitments to issue, sell, purchase or redeem, shares of capital stock of any corporate Subsidiary, whether on conversion of other securities or otherwise. None of the issued and outstanding shares of common stock of any corporate Subsidiary has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of common stock of any corporate Subsidiary.

         (d) All outstanding partnership or membership interests in each Partnership Subsidiary (including any limited liability company Subsidiary) are duly authorized and validly issued. CNG or another Subsidiary is the record and beneficial owner of such partnership or membership interests of each such Partnership Subsidiary to the extent set forth in Schedule 3.2 of the Disclosure Schedule. All such partnership or membership interests are so owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on Schedule 3.3(d) of the Disclosure Schedule and other than as set forth in the relevant Partnership Agreements. There are no options, warrants or other rights to acquire, or agreements or commitments to issue, sell, purchase or redeem, any partnership or membership interests in any Partnership Subsidiary, other than as set forth in the relevant Partnership or Limited Liability Company Agreements.

                  SECTION 3.4. AUTHORITY. (a) CNG has full corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the stockholders of CNG, to consummate the transactions contemplated hereby.

                  (b) The execution, delivery and performance of this Agreement by CNG and the consummation by CNG of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CNG, subject to adoption of this Agreement by the stockholders of CNG. This Agreement has been duly executed and delivered by CNG and is, and each other agreement or instrument of CNG contemplated hereby when executed and delivered by or on behalf of CNG will be, the legal, valid and binding agreement of CNG, enforceable against CNG in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) Each Majority Stockholder severally represents and warrants as to himself and as to CNG that neither the execution or delivery of this Agreement by CNG or such Majority Stockholder nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by CNG or such Majority Stockholder will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the material assets of CNG or any Subsidiary, under the articles of incorporation or the by-laws or partnership agreement, limited liability company agreement, regulations or similar governing instrument of CNG or any Subsidiary, any instrument, agreement (including any partnership agreement), mortgage, debt instrument, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which CNG or any Subsidiary is a party or any of its respective properties is subject or by which it is bound or any statute, other law or regulatory provision affecting it, except for such conflicts, breaches, defaults, events, creations and impositions that are set forth on Schedule 3.4(a) of the Disclosure Schedule or (ii) to CNG's and each Majority Stockholder's best knowledge require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of CNG or any Subsidiary, except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the filing of a Certificate of Merger with the Corporation and Securities Bureau, Department of Commerce, of the State of Michigan, the filing of the Certificate of Merger with the Oklahoma Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which CNG is qualified to do business, adoption of this Agreement by the stockholders of CNG and as set forth in Schedule 3.4(a) of the Disclosure Schedule.

                  SECTION 3.5. FINANCIAL STATEMENTS. CNG has previously provided CMS Energy with: (i) the consolidated balance sheet (the "Balance Sheet") of CNG as of December 31, 1997(the "Balance Sheet Date") and the consolidated statements of income (the "Statement of Income"), shareholders' equity and cash flows for the year then ended, together with the notes and any schedules to such financial statements, as audited by Coopers and Lybrand L.L.P. independent public accountants, and (ii) the consolidated unaudited balance sheet (the "Unaudited Balance Sheet") of CNG as of June 30, 1998 (the "Unaudited Balance Sheet Date"),the related unaudited consolidated statement of income (the "Unaudited Statement of Income"),cash flow statement and statement of shareholders' equity for the six months then ended. Except as set forth on Schedule 3.5 of the Disclosure Schedule or disclosed in the notes or any schedules to the consolidated financial statements referred to in clause (i) of the preceding sentence to the best knowledge of CNG, the consolidated balance sheets and statements of income, shareholders' equity and cash flows referred to in such clause (i) have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied and fairly present in all material respects the consolidated financial position of CNG and its consolidated subsidiaries at the dates of such balance sheets and the consolidated results of its operations and consolidated cash flows for the respective periods indicated.

         SECTION 3.6. OPERATIONS SINCE BALANCE SHEET DATE.

         (a) Except as set forth in Schedule 3.6(a) of the Disclosure Schedule, since the Balance Sheet Date, there has been: (i) no Material Adverse Change in CNG and its Subsidiaries taken as a whole, and (ii) no damage, destruction, loss or claim with respect to, whether or not covered by insurance, or condemnation or other taking of, assets having a Material Adverse Effect on CNG and its Subsidiaries taken as a whole.

         (b) Except as set forth in Schedule 3.6(b)of the Disclosure Schedule, as contemplated hereby or with the prior written consent of CMS Energy after the date hereof, since the Balance Sheet Date, CNG has conducted its business only in the ordinary course and in general conformity with past practice. Without limiting the generality of the foregoing, except as set forth in Schedule 3.6(b) of the Disclosure Schedule, as contemplated by any provision of this Agreement or with the prior written consent of CMS Energy after the date hereof, since the Balance Sheet Date, neither CNG nor any of its Subsidiaries has: (i) issued, delivered or agreed (actually or contingently) to issue or deliver any of its capital stock, or granted any option, warrant or right to purchase any of its capital stock or other equity interest, or security convertible into its capital stock or other equity interest, or, other than in the ordinary course of business consistent with past practice, any of its bonds, notes or other securities, or borrowed or agreed to borrow any funds; (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the balance sheets referred to in Section 3.5 and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; (iii) declared or made, or agreed to declare or make, any payment of dividends or distributions to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock or other equity interest, (iv) mortgaged, pledged or encumbered any assets other than in the ordinary course of business consistent with past practice; (v) except for assets sold, leased or transferred in the ordinary course of business consistent with past practice and except for the sale of the Sycamore gas gathering system effective June 1, 1998 sold, leased or transferred or agreed to sell, lease or transfer any material assets or rights; (vi) to the best knowledge of CNG, except in the ordinary course of business consistent with past practice, canceled or agreed to cancel any material debts or claims, waived or agreed to waive any rights of material value, or allowed to lapse or failed to keep in force any material franchise, permit or other material right; (vii) to the best knowledge of CNG, except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any material contract, excluding, however, the expiration of the primary term of any such contract, agreement or license; (viii) undertaken or committed to capital expenditures exceeding $100,000 for any single project or related series of projects;(ix) made any increase in the compensation paid or to become payable to, or paid any bonus or incentive compensation to, any of its directors, officers or employees except for increases in base compensation in the normal course of business consistent with past practice, increases required to be made pursuant to the terms of any written employment or other agreement or employee benefit plan entered into prior to the Balance Sheet Date, any bonus or incentive compensation the payment of which has been approved in writing by CMS Energy, and any bonus or incentive compensation which is referred to in Section 6.6(a)(xiii); (x) amended its articles of incorporation or by-laws; (xi) to the best knowledge of CNG, undergone any Material Adverse Change in its relationship with any material supplier, purchaser, distributor, lessor, governmental body, or consultant; (xii) made charitable donations in excess of $20,000 in the aggregate; (xiii) incurred any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or as guarantor or otherwise with respect to obligations of others) material to the business or assets of CNG and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice and except as contemplated hereunder;
(xiv) instituted, settled or agreed to settle any litigation, action, or proceeding before any court or governmental body relating to the business or assets of CNG or any of its Subsidiaries and involving an amount in excess of $100,000 or materially affecting CNG or its Subsidiaries; (xv) entered into, or amended in any material respect, any employment, collective bargaining, deferred compensation, retention, change of control, termination or other material agreement or arrangement for the benefit of employees (whether or not legally binding) or entered into, adopted or amended in any material respect any Plan (as hereinafter defined); (xvi) suffered any strike or other employment related problem which would have a Material Adverse Effect on CNG and its Subsidiaries taken as a whole; (xvii) suffered the loss of any key employees, consultants or agents which would have a Material Adverse Effect on CNG and its Subsidiaries taken as a whole or, to the best knowledge of CNG, had any Material Adverse Change in its relations with its employees, consultants or agents; (xviii) received any notice of termination of any material contract other than termination at the expiration of the primary term of any such contract, or lease or other material agreement; (xix) transferred or expressly granted any rights under, or entered into any settlement regarding the breach or infringement of, any material United States or foreign license, patent, copyright, trademark, trade name, invention or other material intellectual property or modified in any material respect any existing rights with respect thereto; (xx) changed its accounting reference period; (xxi) entered into any transaction of the type described in Section 3.30 except as permitted hereunder; or (xxii) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

                  SECTION 3.7. NO UNDISCLOSED LIABILITIES. Neither CNG nor any of its Subsidiaries is subject to any material liability which is required in accordance with GAAP to be shown on the Balance Sheet but which is not so shown, and, to the best knowledge of CNG, neither CNG nor any of its Subsidiaries is subject to any material liability, absolute or contingent, which is not shown on the Balance Sheet or which is in excess of amounts shown or reserved for in the Balance Sheet, other than, in each case, (i) as referred to in the notes to the Balance Sheet or in the discussion of the accounting methodologies contained therein, (ii) as disclosed in Schedule 3.7 of the Disclosure Schedule and (iii) liabilities incurred after the Balance Sheet Date in the ordinary course of its business consistent with past practice.

                  SECTION 3.8. TAXES. (a) Except as set forth on Schedule 3.8 of the Disclosure Schedule: (i) each of CNG and its Subsidiaries (as hereinafter defined) has filed on or before the date hereof (or will timely file) all Tax Returns (as hereinafter defined) that are required to be filed on or before the date hereof or the Effective Date; (ii) all such Tax Returns for taxable years or periods ending on or before December 31, 1997 are (or will be) complete and accurate in all material respects and disclose all Taxes (as hereinafter defined) required to be paid by CNG and its

Subsidiaries for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid;(iii) none of CNG or any Subsidiary has waived or been requested to waive any statute of limitations in respect of Taxes; (iv) the period for assessment of Taxes in respect of the Tax Returns referred to in clause (i) for taxable years or periods ending on or before December 31, 1993 has expired; (v) except as disclosed on Schedule 3.8 of the Disclosure Schedule there is no action, suit, investigation, audit, claim or assessment pending or, to the best knowledge of CNG, proposed or threatened with respect to Taxes of CNG or any Subsidiary for taxable years or periods ending on or before December 31, 1997 and, to the best knowledge of CNG, no basis exists therefor for which adequate reserves have not been established; (vi) all deficiencies actually asserted or assessments actually made as a result of any examination of the Tax Returns referred to in clause (i) for taxable years or periods ending on or before December 31, 1997 have been paid in full; (vii) all Tax Sharing Arrangements (as hereinafter defined) will terminate prior to the Effective Date and neither CNG nor any Subsidiary will have any liability thereunder on or after the Effective Date; (viii) there are no Tax indemnity agreements to which CNG or any Subsidiary is a party or is bound; (ix) there are no liens for Taxes upon the assets of CNG or any Subsidiary except liens relating to current Taxes not yet due; (x) all Taxes which CNG or any Subsidiary is required by law to withhold or to collect for payment (and with respect to the bonuses referred to in Section 6.6(a)(xiii), collection of withholding due with respect thereto) have been duly withheld and collected, and have been paid or accrued; (xi) none of CNG or any of its Subsidiaries has been a member of any consolidated group other than the Company Group of which it is a member on the date hereof; (xii) to the best knowledge of CNG, the accruals for deferred Taxes reflected in the Balance Sheet are adequate to cover any deferred tax liability of CNG and its Subsidiaries determined in accordance with GAAP through the date thereof; (xiii) there are no Tax rulings, requests for private letter rulings or requests for technical advice, in each case initiated by CNG or any Subsidiary, or requests for a change in method of accounting or closing agreements relating to CNG or any Subsidiary, which in each case could affect the liability of CNG or any Subsidiary for Taxes for any period after December 31, 1997; (xiv) none of CNG or any Subsidiary has filed a consent under Section 341(f) of the Code or any comparable provision of state statutes; (xv) since January 1, 1994, none of CNG or any Subsidiary has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for CNG or any Subsidiary from any taxable period ending on or before December 31, 1997 to any taxable period ending after December 31, 1997; (xvi) no income or gain of CNG or any Subsidiary has been deferred pursuant to Treasury Regulation Sections 1.1502-13 or -14, or Temporary Treasury

Regulation Sections 1.1502-13T or -14T; (xvii) no power of attorney has been granted with respect to any matter relating to Taxes of CNG or any Subsidiary which is currently in force; (xviii) none of the property of CNG or any Subsidiary is required to be treated as owned by another person pursuant to
Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Equity and Fiscal Responsibility Act of 1982) or is "tax exempt use property" within the meaning of Section 168(h) of the Code or is subject to a so-called TRAC lease under Section 7701(h) of the Code or any predecessor provision; (xix) CNG and each Subsidiary is the owner for income tax purposes of all property which it has leased to any other person; (xx) neither CNG nor any Subsidiary has participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, and all filing requirements imposed by Section 999 of the Code with respect to CNG and its Subsidiaries have been and will be complied with; (xxi) neither CNG nor any Subsidiary has disposed of property in a transaction being accounted for under the installment method pursuant to
Section 453 or 453A of the Code; (xxii) neither CNG nor any Subsidiary has any corporate acquisition indebtedness, as described in Section 279(b) of the Code; and (xxiii) no taxes with respect to any period ending on or before December 31, 1997 were paid by CNG or any Subsidiary (or charged to CNG or any Subsidiary through any intercompany account or payment) after December 31, 1997 which were not included in the provision for income taxes on the Statement of Income;
(xxiv) all facts contained in Schedule 3.8(a) of the Disclosure Schedule are complete and accurate in all material respects.

         (b) No disposition by CNG or any of the Majority Stockholders pursuant to this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes, or other similar taxes will be imposed in respect of the Merger.

         (c) As a result of the Merger and the transactions contemplated by this Agreement, none of CNG, any Subsidiary or the Surviving Corporation will be obligated (limited, in the case of the Surviving Corporation, to obligations to which the Surviving Corporation becomes subject as a result of any agreement or arrangement entered into by CNG or any Subsidiary prior to the Merger) to make a payment to an individual that would be an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (d) For purposes of this Section 3.8 and Section 7.2, notwithstanding any other provision hereof, the following definitions shall apply:

                  (i) "Company Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Date, includes or has included CNG, any of its Subsidiaries or any predecessor of or successor to CNG or any of its Subsidiaries (or another such predecessor or successor), or any other group of corporations which, at any time on or before the Effective Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with CNG or any of its Subsidiaries or any predecessor of or successor to CNG or any of its Subsidiaries (or another such predecessor or successor).

                  (ii) "material" shall mean, with respect to Taxes, that the failure on a timely basis to pay all such Taxes would result in an aggregate Tax liability of not less than $25,000.

                  (iii) "Subsidiary" shall have the meaning ascribed thereto in
         Section 3.2(a).

                  (iv) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profits, severance, property, production, sales, use, value added, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, excise, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or import or export duty or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, and (ii) liability of CNG or any of its Subsidiaries for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of CNG or any of its Subsidiaries under any Tax Sharing Arrangement or Tax indemnity arrangement.

                  (v) "Tax Partnership" shall mean any entity, organization, agreement or group deemed to be a partnership within the meaning of
         Section 761 of the Code or any similar state or federal statute, rule or regulation and that is not excluded from the application of the partnership provisions of Subchapter K of Chapter 1 of Subtitle A of the Code and of all similar provisions of state tax statutes or regulations by reason of elections made, pursuant to Section 761(a) of the Code and all such similar state or federal statutes, rules and regulations.

                  (vi) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                  (vii) "Tax Sharing Arrangement" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return, which Tax Return includes CNG or any of its Subsidiaries.

                  SECTION 3.9. CONDITION OF TANGIBLE ASSETS. Except as otherwise disclosed in Schedule 3.9 of the Disclosure Schedule and subject to Section 11.11, to the best knowledge of CNG, the tangible personal property and equipment owned or leased by CNG or any of its Subsidiaries and having a book or fair market value in excess of $100,000 as to any single item is in good operating condition (subject to reasonable wear and tear and immaterial impairments of value and damage) and generally suitable for the uses for which intended.

                  SECTION 3.10. TITLE TO PROPERTY. (a) Except for Permitted Encumbrances and liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the Balance Sheet and except as otherwise set forth in
Schedule 3.10(a) of the Disclosure Schedule, CNG and its Subsidiaries have defensible title (or, with respect to pipelines, equipment, other tangible personal property, easements, rights-of-way, servitudes, permits, surface leases and other similar assets and rights used in connection with CNG's natural gas gathering and processing operations (collectively, "Pipeline Assets"), title to or interest in the applicable Pipeline Asset sufficient to enable CNG, its Subsidiaries and Surviving Corporation to conduct their business with respect thereto without material interference as it is currently being conducted), free and clear of all liens, the existence of which would have Material Adverse Effect on CNG and its Subsidiaries taken as a whole. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of CNG or its Subsidiaries are held under valid instruments enforceable by CNG or its Subsidiaries in accordance with their respective terms.

         (b) Except as set forth in Schedule 3.10(b); (i) the business of CNG and its Subsidiaries has been operated in a manner which does not violate the material terms of any easements, rights-of-way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property used by CNG and its Subsidiaries in such business (collectively, "Easements") material to such business (ii) to the best knowledge of CNG, all material Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business; and (iii) there are no spacial gaps in the Easements which would materially impair the conduct of such business, and no material part of the Pipeline Assets is located on property which is not owned in fee by CNG or a Subsidiary or subject to an Easement in favor of CNG or a Subsidiary.

                  SECTION 3.11. AVAILABILITY AND OWNERSHIP OF ASSETS. The assets shown on the Balance Sheet and as reflected on the Unaudited Balance Sheet, taken as a whole, include all the material properties and assets owned or used or held by CNG or its Subsidiaries during the period covered thereby and required, in accordance with GAAP, to be reflected on the Balance Sheet (except properties and assets sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, and properties or assets which had become worn out, obsolete or surplus, in each case in the ordinary course of business or as contemplated by this Agreement). Except as set forth on
Schedule 3.11 of the Disclosure Schedule, there are no material assets used in the CNG Business owned by any person other than CNG or its Subsidiaries which are leased or licensed pursuant to a lease or license that will terminate as a result of the consummation of the Merger and the other transactions contemplated hereby.

                  SECTION 3.12. PERSONAL PROPERTY LEASES. Schedule 3.12 of the Disclosure Schedule identifies each lease or other agreement or right, whether written or oral, under which CNG or any of its Subsidiaries is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third person having scheduled rental payments in excess of $10,000 per year.

                  SECTION 3.13. ACCOUNTS RECEIVABLE. To the best knowledge of CNG, all outstanding accounts receivable of CNG and its Subsidiaries have arisen from bona fide transactions, except to the extent that a reserve in respect thereof shall have been established on the Balance Sheet or the Unaudited Balance Sheet. To the best knowledge of CNG, (i) the accounts receivable reflected in the Balance Sheet, taken as a whole, are good and collectible in all material respects in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowances for doubtful accounts reflected therein; and (ii) the accounts receivable to be reflected in the books and records of CNG and its Subsidiaries as of the Effective Date, taken as a whole, will be good and collectible on the Effective Date in all material respects in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowances for doubtful accounts reflected thereon, which allowances will be determined on a basis consistent with the basis used in determining the allowances for doubtful accounts reflected in the Balance Sheet.

                  SECTION 3.14. INTELLECTUAL PROPERTY. (a) Except for the corporate names under which they operate their respective businesses, neither CNG nor any Subsidiary has any trade names, trademarks, service marks, patents or copyrights or any pending applications for any of the foregoing. Except as listed on Schedule 3.14 of the Disclosure Schedule, neither CNG nor any Subsidiary has any material technology, know-how or processes which it is licensed or authorized to use by others. CNG and each Subsidiary owns or is licensed or otherwise has the full and exclusive right to use all trade names, trademarks, service marks, patents and copyrights necessary for its business as presently conducted and the actual and contemplated use thereof does not, to the knowledge of CNG, conflict with or infringe upon or otherwise violate any material rights of others. Except as set forth in Schedule 3.14 of the Disclosure Schedule, no claim has been asserted by any person against CNG or any Subsidiary with respect to the use of any trademark, trade name, service mark, patent, copyright, know-how or process used by any Subsidiary challenging or questioning the validity or effectiveness of such use or any such license or agreement and to the best knowledge of CNG, there exists no valid basis for any such claim.

         (b) To the best knowledge of CNG, no infringement of any patent, patent right, trademark, service mark, trade name, or copyright or registration thereof has occurred or results in any way from the operations or business of CNG or its Subsidiaries, except for such infringements that would not have a Material Adverse Effect on CNG and its Subsidiaries taken as whole.

                  SECTION 3.15. REAL PROPERTY. Schedule 3.15 of the Disclosure Schedule contains a brief description of each parcel of the real property (excluding, however, rights-of-way, easements or surface leases held by CNG or any Subsidiary in connection with such entity's operations) owned or leased by CNG or any of its Subsidiaries (the "Real Property") and of each option held by CNG or any of its Subsidiaries to acquire any such Real Property. Complete and correct copies of any title opinions, surveys and appraisals in the possession of CNG or any of its Subsidiaries or any policies of title insurance currently in force and in the possession of CNG or any of its Subsidiaries with respect to each such parcel have heretofore been made available by CNG to CMS Energy. Except as set forth in Schedule 3.15 of the Disclosure Schedule, CNG or a Subsidiary has the right to quiet enjoyment of all the leased Real Property for the full term of each such lease or similar agreement (and any renewal option) relating thereto, and the leasehold or other interest of CNG or such Subsidiary in such leased real property is not subject or subordinate to any encumbrance, except for any failure to have such right or the existence of any such encumbrance that would not have a Material Adverse Effect on CNG and its Subsidiaries taken as whole.


                  SECTION 3.16. [INTENTIONALLY OMITTED]

                  SECTION 3.17. LITIGATION. Except as set forth in Schedule 3.17 of the Disclosure Schedule, there are no claims, actions, suits or proceedings to which CNG or any of its Subsidiaries is a party or any of their respective properties is subject or by which any of them is bound, pending or, to the best knowledge of CNG, threatened before or by any court or governmental agency, which in the case of threatened claims, actions, suits or proceedings, would, if adversely determined, have a Material Adverse Effect on CNG and its Subsidiaries taken as a whole, or prevent or hinder the consummation of the transactions contemplated hereby.

                  SECTION 3.18. NO GUARANTIES; EXTENSIONS OF CREDIT. Except as set forth in Schedule 3.18 of the Disclosure Schedule, except for customary indemnification and guaranty provisions and extensions of credit made in the ordinary course of business, no material obligations or liabilities of CNG or any of its Subsidiaries are guaranteed by or subject to a similar contingent obligation of any other person, nor has CNG or any of its Subsidiaries guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of, or extended credit to any other person.

                  SECTION 3.19. COMPLIANCE WITH LAWS. To the knowledge of CNG, except as disclosed in Schedule 3.19 of the Disclosure Schedule, CNG and its Subsidiaries are in compliance with the provisions of all applicable existing laws and regulations (but excluding environmental laws and regulations, which are the subject of Section 3.29, and also excluding laws and regulations pertaining to employee benefits matters, which are the subject of Section

3.22) of all federal, state, local and foreign governments, except to the extent that the failure to comply therewith would not have a Material Adverse Effect on CNG and its Subsidiaries taken as whole. Except as disclosed in Schedule 3.19 of the Disclosure Schedule, there are no proposed or pending orders, judgments, decrees, governmental takings, condemnations or other proceedings, in each case binding upon the business, operations or properties of CNG or any of its Subsidiaries and which would have a Material Adverse Effect on CNG and its Subsidiaries taken as a whole.

                  SECTION 3.20. PERMITS. To the best knowledge of CNG, each of CNG and its Subsidiaries possesses all material federal, state, local and foreign governmental and regulatory franchises, rights, privileges, permits, grants, concessions, licenses, certificates, variances, authorizations, approvals, and other material authorizations (including any amendments to any thereof) necessary to own or lease and operate its assets and material properties and to conduct its business as now conducted (collectively, the "Permits"), excluding environmental Permits, which are the subject of Section 3.29.

                  To the best knowledge of CNG, all Permits are in full force and effect and will continue in full force and effect immediately following the consummation of the Merger without the breach of any terms or conditions thereof or the forfeiture or impairment of any rights thereunder and no consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other party will be required to be obtained or made by CNG or any of its Subsidiaries in respect of any Permit as a result of the consummation of the Merger and the other transactions contemplated hereby. Neither CNG nor any of its Subsidiaries is in default in any material respect under the terms of any such Permit nor has received notice of any material default thereunder which has not been resolved.

                  SECTION 3.21. INSURANCE. Schedule 3.21 of the Disclosure Schedule contains a list and brief description (including type of coverage, policy number(s), limits, claims made or occurrence coverage for liability policies, deductibles, carriers, retroactive date of liability policies, if any, and effective and termination dates) of all policies of fire, liability (general, product and other liability), workers' compensation and other forms of insurance and bonds maintained by CNG or any of its Subsidiaries since December 31, 1995 up to and including the Effective Date, and except as disclosed in
Schedule 3.21 of the Disclosure Schedule, each of CNG and its Subsidiaries is a named insured or is otherwise covered under each such policy, and each such policy is in full force and effect and will not in any material way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

                  CNG has made available to CMS Energy complete and correct copies of all policies listed on Schedule 3.21 of the Disclosure Schedule, together with all riders and amendments thereto, and, to the best knowledge of CNG, no insurer under such policies has a basis to void such policies on grounds of non-disclosure on the part of the policyholder or the insured thereunder.

                  (i) Schedule 3.21 of the Disclosure Schedule hereto includes a list of each claim and each notice of claim submitted under any such policy since December 31, 1995 and all open claims which occurred prior to December 31, 1995; (ii) except for any such claims or notices of claim, the full policy limits (subject to deductibles provided therein) are available and unimpaired under each such policy; and (iii) each of CNG and its Subsidiaries and affiliates has complied with each such policy in all material respects and has not failed to give any notice or present any claim thereunder in a due and timely manner.

                  SECTION 3.22. EMPLOYEE BENEFIT PLANS. (a) Schedule 3.22 of the Disclosure Schedule sets forth a list of and CNG has made available to CMS Energy copies of, any pension, profit sharing, retirement, disability, health, welfare or other "employee benefit plan", as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bonus, stock option or other equity based, incentive, severance, termination, retention or other material employee benefit or compensation plan, policy, arrangement or agreement, whether written or unwritten, (i) under which any employee or former employee of CNG or any of its Subsidiaries or the beneficiary or dependent of any such employee or former employee (collectively, the "Participants") is eligible to participate or derive a benefit and (ii) that is established, maintained or contributed to by CNG or any of its Subsidiaries or any trade or business, whether or not incorporated, which would be treated as a single employer together with CNG and its Subsidiaries under Section 414 of the Code, as of any date of determination (each, an "ERISA Affiliate") or to which CNG or any of its Subsidiaries or any ERISA Affiliate is obligated to contribute (collectively, the "Plans"). Neither CNG nor, to the best knowledge of CNG, any such Plan nor any trust created thereunder has engaged in a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code that would result in any material liability to CNG or any of its Subsidiaries. Except as set forth in Schedule 3.22 of the Disclosure Schedule, each of the Plans has been operated and administered in material compliance with ERISA, the Code and all other applicable laws, regulations and rules, except where any such noncompliance would not result in a material liability to CNG or any of its Subsidiaries. There are no material pending or, to the best knowledge of CNG, threatened, claims by or on behalf of any Plan, by or on behalf of any Participant or otherwise involving any Plan (other than routine claims for benefits). Each Plan which is subject to the minimum funding standards of
Section 412 of the Code or Section 302 of ERISA satisfies such standards, and no such Plan has incurred an "accumulated funding deficiency," whether or not waived, within the meaning of such Sections of the Code or ERISA. To CNG's best knowledge, all contributions required to have been made by CNG or any of its Subsidiaries and each ERISA Affiliate to each Plan under the terms of any such Plan or pursuant to applicable law or any applicable collective bargaining agreement have been made within the time prescribed by any such Plan, law or agreement, as the case may be.

         (b) Except as set forth in Schedule 3.22 of the Disclosure Schedule, neither CNG or any of its Subsidiaries nor any ERISA Affiliate would be liable for any material amount pursuant to Title IV of ERISA if any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to such Title (a "Title IV Plan") were to terminate. Except as disclosed on Schedule 3.22 of the Disclosure Schedule hereto, as of the last day of the 1994 plan year of each Plan which is a Title IV Plan, the "projected benefit obligations" (within the meaning of the Financial Accounting Standards Board Statement No. 87) under each such Plan did not exceed the fair market value of the assets of each such Plan, determined on the basis of actuarial assumptions each of which is reasonable. Neither CNG or any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction which could cause CNG or any such Subsidiary or such ERISA Affiliate to be subject to liability under Section 4069 or 4212 of ERISA. Neither CNG nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or ERISA relating to employee benefit plans for failure to comply with such provisions with respect to the Plans and no event or condition has occurred or exists which could result in any material liability following the Effective Date to CMS Energy under or pursuant to Title I or IV of ERISA or such penalty, excise tax or liability provisions of the Code or ERISA for failure to comply with such provisions with respect to the Plans.

         (c) Except as set forth in Schedule 3.22 of the Disclosure Schedule, no Plan is a "multiemployer plan" or a "multiple employer plan" within the meaning of ERISA or the Code.

         (d) No Participant is or may become entitled to post-employment welfare benefits of any kind by reason of employment with CNG or any of its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than coverage mandated by
Section 4980B of the Code or Part 6 of Title I of ERISA. Except as set forth in
Schedule 3.22 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable under any Plan to or in respect of any participant.

                  SECTION 3.23. EMPLOYEES AND AGENTS AND RELATED AGREEMENTS. (a) Except as set forth in Schedules 3.23(a) or 3.30 of the Disclosure Schedule, neither CNG nor any of its Subsidiaries is a party to or bound by any material oral or written employment agreement, consulting agreement (other than employment or consulting agreements under which the obligations of CNG or such Subsidiary are terminable by CNG or such Subsidiaries without premium or penalty (other than statutory severance or termination benefits) on notice of 30 days or less), deferred compensation agreement, confidentiality agreement or covenant not to compete with any officer, director, Majority Stockholder, employee, agent or attorney-in-fact of CNG or any of its Subsidiaries. CNG has delivered to CMS Energy complete and correct copies of each such agreement or instrument.


                  SECTION 3.24. EMPLOYEE RELATIONS AND LABOR MATTERS. (a) To the best knowledge of CNG, CNG and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and collective bargaining and are not liable for any material arrearages of wages or any material taxes or penalties for failure to comply with any of the foregoing. CNG believes that the relations of CNG and its Subsidiaries with their employees are generally good.

         (b) Neither CNG nor any of its Subsidiaries is a party to any collective bargaining agreement. Neither CNG nor any of its Subsidiaries is a party to or, to the best knowledge of CNG, is threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees. Neither CNG nor any of its Subsidiaries is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any of its suppliers or customers. Schedule 3.24(b) of the Disclosure Schedule hereto sets forth a list of any union organizing or election activities involving any non-union employees of CNG or any of its Subsidiaries known to CNG which have occurred since December

31, 1997 or, to the best knowledge of CNG, are threatened as of the date hereof.

                  SECTION 3.25. ABSENCE OF CERTAIN BUSINESS PRACTICES. None of CNG or any of its Subsidiaries, any officer, employee or agent of CNG or any of its Subsidiaries or any other person acting on its behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of CNG or any of its Subsidiaries (or assist CNG or any of its Subsidiaries in connection with any actual or proposed transaction) (a) which might subject CNG or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) which, if not continued in the future, would have a Material Adverse Effect on CNG or any of its Subsidiaries or which would subject CNG or any of its Subsidiaries to suit or penalty in any private or governmental litigation or proceeding, (c) for any of the purposes described in
Section 162(c) of the Code, or (d) for establishment or maintenance of any concealed fund or concealed bank account.

                  SECTION 3.26. TERRITORIAL RESTRICTIONS. Except as set forth on
Schedule 3.26 of the Disclosure Schedule, neither CNG nor any of its Subsidiaries is restricted in any material respect by any written agreement or understanding (including area of mutual interest or similar agreements or provisions, but excluding confidentiality agreements or provisions) with third parties from carrying on its business in any geographical area.

                  SECTION 3.27. TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth in Schedule 3.27 of the Disclosure Schedule hereto since January 1, 1995 neither CNG nor any of its Subsidiaries has purchased, leased or otherwise acquired any material property or obtained any material services from, or sold, leased or otherwise disposed of any material property or furnished any material services to (except with respect to remuneration for services rendered as a director, officer or employee of CNG or any of its Subsidiaries), in the ordinary course of business or otherwise, (i) any Majority Stockholder, (ii) any affiliate of CNG or any of its Subsidiaries or (iii) any person who is an officer or director of CNG or any of its Subsidiaries or except as set forth in
Schedule 3.27 of the Disclosure Schedule hereto and except for the transactions contemplated by this Agreement, neither CNG nor any of its Subsidiaries owes any amount in excess of $50,000 to, or has any contract with or commitment to, any Majority Stockholder, director, officer or employee of CNG or any of its Subsidiaries (other than for compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) and none of such persons owes any amount in excess of $50,000 to CNG or any of its Subsidiaries.

                  SECTION 3.28. [INTENTIONALLY OMITTED]

                  SECTION 3.29. ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule 3.29 of the Disclosure Schedule, to the best knowledge of CNG, each of CNG and its Subsidiaries:

                  (i) is in material compliance with all Applicable Environmental Laws, including without limitation those with respect to the use, handling, transportation, discharge, release and/or disposal of any Hazardous Substance;

                  (ii) is not the subject of any investigation, judicial or administrative proceeding, or settlement concerning (A) a Release (as hereinafter defined) or threatened Release of any Hazardous Substance or (B) the violation of any Applicable Environmental Laws or permits issued thereunder;

                  (iii) is not under a duty to file any notice under any Applicable Environmental Laws reporting the violation of any Applicable Environmental Laws or the Release or threatened Release of any Hazardous Substance;

                  (iv) has no material liability or contingent liability, either on-site or off-site in connection with any Release or threatened Release of any Hazardous Substance nor has any present Property or past Property been listed or proposed for listing on the National Priorities List ("NPL") pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., ("CERCLA") or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state or foreign list of sites requiring Remedial Action;

                  (v) has generated, treated, stored, recycled, transported or disposed of any Hazardous Substances in material accordance with Applicable Environmental Laws;

                  (vi) has installed underground storage tanks or surface impoundments on its Property only in connection with the treating or transportation of, oil, gas or other hydrocarbons and in accordance with Applicable

         Environmental Laws and, to the extent that underground storage tanks have been removed, all underground storage tanks have been removed in accordance with applicable Environmental Laws;

                  (vii) is operating all pipelines, storage tanks and other storage vessels operated by it in material compliance with all secondary containment, spill prevention and financial assurance requirements of Applicable Environmental Laws;

                  (viii) has no outstanding Lien filed on its assets in favor of any governmental agency in connection with any Applicable Environmental Laws;

                  (ix) is in material compliance with all permits and has no unresolved notices of violation or letters of violation with respect to any permit; and

                  (x) has received no claims, demands, suits or threats alleging common law nuisance or a violation of Applicable Environmental Laws based upon allegations of odors, noises, dust or other particulate matter emanating from its Property.


         (b) To the best knowledge of CNG, each of CNG and its Subsidiaries possess all material federal, state, local and foreign rights, privileges, permits and other material authorizations (including any amendments to any thereof) under Applicable Environmental Laws necessary to own or lease and operate its properties and to conduct its business as now conducted.

         (c) For purposes of this Section 3.29, the following definitions shall apply:

                  (i) "Applicable Environmental Laws" shall mean any environmental, health, safety statutes, laws, rules, regulations, ordinances, common law decisions and codes, relating to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof) and including, without limitation, those imposing liability or standards of care with respect to the handling, transport, treatment or disposal of Hazardous Substances, and any governmental agency orders, guidelines, directives and instructions, whether United States federal or state or any foreign government or political subdivision thereof, applicable to the relevant operation;

                  (ii) "Hazardous Substance" means any hazardous or toxic waste, substance, material or any constituent thereof, pollutant, contaminant, including petroleum and its various fractions, natural gas, drilling mud or production wastes, and equipment and Property affected thereby, as defined, listed or regulated under any Applicable Environmental Laws;

                  (iii) "material" means any fines, penalties, natural resource damages, costs or expenses, including without limitation attorney fees, consultant fees and expert fees, arising under Applicable Environmental Laws that would result in an aggregate liability to CNG and its Subsidiaries taken as a whole of more than $250,000 per year;

                  (iv) "Property" means any real or personal property, plant, building, facility, structure, well, pipeline, storage tank, equipment or unit, or other asset owned, leased or operated by CNG or any of its Subsidiaries;

                  (v) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal; leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or Property; and

                  (vi) "Remedial Action" shall mean any action required to (A) clean up, remove, treat or in any other way address Hazardous Substances in the indoor or outdoor environment; (B) prevent the Release or threat of Release or minimize the further Release of any Hazardous Substance; or (C) perform pre-remedial studies and investigations and post remedial care.

                  SECTION 3.30. CONTRACTS. (a) Except as contemplated hereby or as set forth in Schedule 3.30 of the Disclosure Schedule, or in another Schedule to this Agreement, neither CNG nor any of its Subsidiaries is a party to or is bound by any written or material oral contract, agreement, commitment or instrument or amendment with respect to any of the following (excluding any of the following which has been fully performed by all parties):

                  (i) for the purchase, sale or lease (except if the scheduled lease payments are less than $50,000 per year) of real property;

                  (ii) gas purchase contracts, gas sales contracts, transportation and fractionation agreements, processing agreements and gathering agreements;

                  (iii) natural gas hedging and swap agreements or other financial derivative products;

                  (iv) which individually provides for, or relates to, the guarantee by CNG or any of its Subsidiaries of any obligation of any customers, suppliers, officers, directors, employees or affiliates of CNG or such Subsidiaries;

                  (v) which provides for, or relates to, the incurrence by CNG or any of its Subsidiaries of debt for borrowed money in excess of $500,000;

                  (vi) which provides for, or relates to, any non-competition, confidentiality or exclusive arrangement with any person, including any current or former director, officer or employee of CNG or any of its Subsidiaries;

                  (vii) for capital expenditures in excess of $100,000 for any single project or related series of projects;

                  (viii) any partnership, joint venture or other similar arrangements or agreements involving a sharing of profits or losses;

                  (ix) which (other than contracts, agreements, commitments and instruments of the nature described in clauses (i) through (viii) above) involve payments or receipts by CNG or any of its Subsidiaries of more than $100,000; and

                  (x) for any purpose (whether or not made in the ordinary course of the business or otherwise not required to be listed or described in Schedule 3.30 of the Disclosure Schedule) which is material to the business of CNG and its Subsidiaries taken as a whole.

         (b) To the best knowledge of CNG, except as set forth in Schedule 3.30 of the Disclosure Schedule, (i) CNG and its Subsidiaries have fulfilled and performed their obligations in all material respects under each of the leases, contracts and other agreements listed in Schedule 3.30 of the Disclosure Schedule or referred to in clause (ii) of Section 3.30 (collectively, together with other leases, contracts and other agreements listed in other Schedules under this
Article III, the "CNG Agreements") and are not, and are not alleged to be, in breach or default in any material respect under, nor is there or is there alleged to be any basis for termination of, other than termination at the expiration of the primary term thereof, any of the CNG Agreements, and (ii) no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by CNG or any of its Subsidiaries.

         The CNG Agreements (i) have been duly authorized, executed and delivered or duly entered into by CNG or the Subsidiaries of CNG that are a party thereto, and (ii) are in full force and effect and constitute legal, valid, binding and enforceable obligations of CNG or such Subsidiaries and will continue in full force and effect according to the terms thereof following the consummation of the Merger without the breach of any terms or conditions thereof or the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other person or party.

                  SECTION 3.31. [INTENTIONALLY OMITTED]

                  SECTION 3.32. GAS IMBALANCES. Except as disclosed on Schedule 3.32, there are no material gas imbalances pertaining to the marketing of gas as between CNG or any of its subsidiaries and any third party.

                  SECTION 3.33. [INTENTIONALLY OMITTED]

                  SECTION 3.34. CNG FILINGS; REGISTRATION STATEMENT INFORMATION.

         (a) Since August 1, 1997, CNG and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to CMS Energy except to the extent prohibited by law, that were required to be filed with (a) the Federal Energy Regulatory Commission; (b) the Oklahoma and Texas regulatory authorities; (c) the Securities and Exchange Commission; and (d) any other federal, state or local governmental or regulatory authority, except to the extent failure to make such filings would not have a Material Adverse Effect on CNG and the Subsidiaries, taken as a whole. All such reports, registrations and filings are collectively referred to as the "Seller Filings". As of their respective filing dates, each of the past Seller

Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) None of the information supplied or to be supplied by CNG and/or the Majority Stockholders for inclusion or incorporation by reference in, or relating to CNG and/or the Majority Stockholders and included or incorporated by reference in, (i) the Registration Statement on Form S-4 to be filed with the SEC by CMS Energy in connection with the issuance of shares of CMS Common Stock in the Merger (including, the Proxy Statement and prospectus constituting a part thereof, the "Registration Statement") will, at all times from the date the Registration Statement becomes effective under the Securities Act (through the Effective time of the Merger), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement and any amendment or supplement thereto will, at all times from the date of the mailing to shareholders of CNG through the date of the meeting of shareholders of CNG to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the statements, correspondence, applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, the NYSE or any governmental entity in connection with the Merger, or any requisite regulatory approvals will, at the time filed, during their pendency, or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that related only to CMS Energy and its Subsidiaries) will comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

                  SECTION 3.35. DISCLOSURE. To the best knowledge of CNG, none of the representations and warranties contained herein, the information contained in the Schedules referred to in this Article III or the other information or documents referred to in this Article III as having been furnished or to be furnished or made available to CMS Energy or any of its representatives by CNG, the Majority Stockholders or their representatives pursuant to the terms of this Agreement is false or misleading in any material respect or omits to state a fact necessary to make the statements herein or therein not misleading in any material respect.

                  SECTION 3.36. BROKERS. Other than the fee to be paid to CIBC Oppenheimer Corp. as disclosed on Schedule 3.36 of the Disclosure Schedule, no broker, investment banker, financial advisor or other person is entitled to any broker's, financial advisor's or other finder's fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CNG.

                  SECTION 3.37. PUHCA. Public Utility Holding Company Act, Etc. None of CNG or the Subsidiaries is a "public utility company" or a "holding company": or a "subsidiary company" of a "holding company", or an affiliate of "holding company" or a "subsidiary company" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended, and, except to the extent CNG or Subsidiary is a utility under the definitions of the Texas Railroad Commission regulations, or may deemed a utility by virtue of CNG's Section 7(c) under the Natural Gas Act, none of CNG the Subsidiaries is a utility under federal or any state law.

                  SECTION 3.38. VOTE REQUIRED. The only vote of the holders of any class or series of CNG capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of CNG Common Stock.

                  SECTION 3.39. KNOWLEDGE OF FACTS OR CIRCUMSTANCES. Notwithstanding the foregoing, except as heretofore disclosed to CMS Energy or except as contemplated in this Agreement, CNG, the Subsidiaries and the Majority Stockholders have not taken and will not take any action and do not have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of CMS Energy, CNG or the Subsidiaries to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, or
(ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (iii) make any of the representations and warranties in Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking such other act.

                  SECTION 3.40. INFORMATION SUPPLIED. Without limiting any of the representations and warranties contained herein, no representation or warranty of CNG or the Majority Stockholders and no statement by CNG or the Majority Stockholders or other information contained in the Disclosure Schedule, Schedules, Exhibits or any document incorporated herein by reference as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.



                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CMS ENERGY

                  As an inducement to CNG and the Majority Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, CMS Energy hereby warrants and represents to CNG and the Majority Stockholders as follows:

                  SECTION 4.1. ORGANIZATION OF CMS ENERGY. CMS Energy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. CMS Energy is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the financial condition or results of operation of CMS Energy and its consolidated subsidiaries taken as a whole. CMS Energy has full corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

                  SECTION 4.2. AUTHORITY. CMS Energy has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by CMS Energy and the consummation by CMS Energy of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CMS Energy, subject to the adoption of this Agreement by CMS Energy as the sole stockholder of Sub. This Agreement is, and each other agreement or instrument of CMS Energy contemplated hereby when executed and delivered by CMS Energy will be, the legal, valid and binding obligation of CMS Energy enforceable against CMS Energy in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  Neither the execution and delivery of this Agreement by CMS Energy nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by CMS Energy will (a) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the material assets of CMS Energy, under (i) the articles of incorporation or the by-laws of CMS Energy, (ii) any material instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which CMS Energy is a party or any of its material properties is subject or by which it is bound or (iii) any material statute, other law or regulatory provision affecting CMS Energy other than, in the case of clauses
(ii) or (iii), any such breaches, defaults, rights or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the financial condition or results of operation of CMS Energy and its consolidated subsidiaries taken as a whole, materially impair the ability of CMS Energy to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby, or (b) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of CMS Energy or Sub, except for the filing of a Form S-4 Registration Statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and the declaration of effectiveness thereof by the SEC, and for the applicable requirements of the HSR Act, the filing of a Certificate of Merger in the proper office of the State of Michigan and Articles of Merger in the office of the Oklahoma Secretary of State, and appropriate documents with the relevant authorities of other jurisdictions in which CMS Energy is qualified to do business, such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states, and such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the financial condition or results of operation of CMS Energy and its consolidated subsidiaries taken as a whole, materially impair the ability of CMS Energy to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  SECTION 4.3. SHARES OF CMS COMMON STOCK. The CMS Common Shares to be delivered to the CNG stockholders pursuant to this Agreement will, when issued and delivered in accordance with the terms hereof, be duly and validly issued and outstanding, fully paid and nonassessable shares of CMS Common Stock free and clear of all Liens other than those arising by or through any such stockholder, and the issuance of all shares of CMS Common Stock issuable in connection with the consummation of the transactions contemplated hereby will be duly registered with the SEC on a Form S-4 Registration Statement under the Securities Act and prior to the Effective Time all CMS Common Shares issuable in connection with the consummation of the transactions contemplated hereby shall have been listed, or approved for listing upon notice of issuance, on the NYSE. Upon delivery of the CMS Common Stock in exchange for the CNG Common Stock in accordance with the terms of this Agreement, the holders of the CNG Common Stock will be the owners of the CMS Common Stock.

                  SECTION 4.4. CAPITALIZATION. The authorized capital of CMS Energy consists of (i) 250,000,000 shares of CMS Common Stock, of which, as of June 30, 1998, 101,512,647 shares were issued and outstanding, (ii) 10,000,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding or reserved for any purpose, and (iii) 60,000,000 shares of Class G common stock, no par value, of which, as of June 30, 1998, 8,341,097 shares were issued and outstanding. All of the outstanding shares of CMS Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except for options granted, CMS Common Stock issuable pursuant to certain CMS Energy compensation plans, and shares issuable upon conversion of certain affiliated trust preferred securities and as contemplated hereby, there are no options, warrants or other rights to acquire from CMS Energy or agreements or commitments by CMS Energy to issue or sell shares of its capital stock, whether on conversion of other securities or otherwise. None of the issued and outstanding shares of CMS Common Stock has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no shareholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings to which CMS Energy is a party restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of capital stock of CMS Energy.

                  SECTION 4.5. OPERATIONS SINCE MARCH 31, 1998. Except as set forth in the CMS Energy SEC Documents, since March 31, 1998, there has been: (i) no material adverse change in the financial condition or results of operation of CMS Energy and its consolidated subsidiaries taken as a whole; and (ii) no damage, destruction, loss or claim with respect to, whether or not covered by insurance, or condemnation or other taking of, assets having a material adverse effect on the financial condition or results of operation of CMS Energy and its consolidated subsidiaries taken as a whole.

                  SECTION 4.6. COMPLIANCE WITH LAWS. To the knowledge of CMS Energy, it is in compliance with the provisions of all applicable laws and regulations of the federal, state, local and foreign governments, except to the extent that the failure to comply therewith would not have a Material Adverse Effect on the financial condition or results of operation of CMS Energy and its consolidated subsidiaries taken as a whole. Except as set forth in the CMS Energy SEC Documents, to the knowledge of CMS Energy, there are no proposed orders, judgments, decrees, governmental takings, condemnations or other proceedings, in each case binding upon the business, operations or properties of CMS Energy or any subsidiary thereof, which would have a Material Adverse Effect on the financial condition or results of operation of CMS Energy and its consolidated subsidiaries taken as a whole.

                  SECTION 4.7. SEC DOCUMENTS. CMS Energy has previously made available to CNG and the Majority Stockholders complete and correct copies of all reports (including annual reports on Form 10-K, current reports on Form 8-K, quarterly reports on Form 10-Q and proxy statements) filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997 (the "CMS Energy SEC Documents"). None of the information supplied by CMS Energy and to be included in the Registration Statement, the Prospectus (as hereinafter defined)or the Proxy Statement, as they may be amended or supplemented, or the documents filed under the Exchange Act which are incorporated by reference therein, as of their respective effective, issue, filing mailing or meeting dates, does or will, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. All documents that CMS Energy is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

                  SECTION 4.8. NO FINDER. Except for discussions with CIBC Oppenheimer Corp., neither CMS Energy nor any party acting on its behalf has paid or become obligated to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated herein.

                  SECTION 4.9. SECTION 368 REPRESENTATIONS. (a) Prior to the Merger, CMS Energy will be in control of Sub within the meaning of Section 368(c) of the Code.

         (b) Following the transaction, CMS Energy has no plan or intention to issue additional shares of the Surviving Corporation's stock that would result in CMS Energy losing control of the Surviving Corporation within the meaning of
Section 368(c) of the Code.

         (c) CMS Energy has no plan or intention to reacquire any of the CMS Common Stock issued in the Merger.

         (d) CMS Energy has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation except that the stock will be contributed to CMS Enterprises Company which will, in turn, contribute the stock to CMS Gas Transmission and Storage Company; or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets of the Surviving Corporation acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

         (e) Following the Merger, the Surviving Corporation will continue the historical business of CNG or use a significant portion of the Surviving Corporation business assets in a business.

                  SECTION 4.10 INFORMATION SUPPLIED. Without limiting any of the representations and warranties contained herein, no representation or warranty of CMS Energy or the Sub and no statement by CMS Energy, or the Sub or other information contained in the Disclosure Schedule, Exhibits, Schedules or any document incorporated herein by reference as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.



                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF SUB

                  As an inducement to CNG and the Majority Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, CMS Energy and Sub hereby jointly and severally warrant and represent to CNG and the Majority Stockholders as follows:

                  SECTION 5.1. ORGANIZATION AND STANDING. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. Sub was organized solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with this Agreement and has no material assets or liabilities (other than the rights and obligations referred to in this Agreement).

                  SECTION 5.2. CAPITAL STRUCTURE. The authorized capital stock of Sub consists of 60,000 shares of common stock, no par value, of which 10 shares are validly issued and outstanding, fully paid and nonassessable and are owned by CMS Energy free and clear of all liens, claims and encumbrances.

                  SECTION 5.3. AUTHORITY. Sub has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and by CMS Energy as its sole shareholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and this Agreement is, and each other agreement or instrument of Sub contemplated hereby when executed and delivered by Sub will be, the legal, valid and binding agreement of Sub enforceable against Sub in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).



                                   ARTICLE VI

                       ACTIONS PRIOR TO THE EFFECTIVE DATE

                  CMS Energy, Sub, CNG and the Majority Stockholders covenant and agree to take the following respective actions between the date hereof and the Effective Date:

                  SECTION 6.1. ISSUANCE OF CMS COMMON SHARES. (a) CMS Energy shall prepare and, subject to the timely contribution, review and consent of CNG, will file as soon as reasonably practicable, the Registration Statement on Form S-4 with the SEC containing the combined Proxy Statement for CNG and prospectus (the "Prospectus") covering the issuance and sale of the CMS Common Shares to be delivered hereunder. CMS Energy will use all reasonable efforts to cause such Registration Statement and the related Proxy Statement to be effective at least twenty (20) Business Days prior to the date on which the meeting of the CNG stockholders is scheduled pursuant to Section 6.2. CMS Energy will use its best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare such Registration Statement for which it has drafting responsibility. CMS Energy shall also take any reasonable action required to be taken under any applicable state "blue sky" or securities laws in connection with the issuance of such shares. CMS Energy shall advise CNG promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and shall furnish CNG with copies of all such documents. Each of the parties will use all reasonable efforts to mail the Proxy Statement mailed to the CNG stockholders as promptly as practicable after such Registration Statement is deemed effective by the SEC.

         (b) CMS Energy shall use all reasonable efforts to list the CMS Common Shares to be issued hereunder on the NYSE.

                  SECTION 6.2. ACTION BY MAJORITY STOCKHOLDERS OF CNG. CNG, acting through its Board of Directors, shall duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the Merger and adopting this Agreement. Unless required to do otherwise by the fiduciary obligations of its Board of Directors under applicable law, CNG, acting through its Board of Directors, will recommend to its stockholders that they vote for the adoption of this Agreement. In lieu of such meeting, the stockholders of CNG may take the actions described in the preceding sentence by unanimous written consent in accordance with the OGCA. Each of the Majority Stockholders agrees to take all necessary action to cause this Agreement to be adopted including voting their shares of CNG Common Stock in favor of the Merger and adopting this Agreement.

                  SECTION 6.3. SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Date, CNG shall deliver to CMS Energy, not later than forty-five (45) days after the end of each monthly period beginning after June 30, 1998 and in the form customarily prepared by CNG, the unaudited internal consolidated financial statements of CNG, including an income statement, for the monthly period then ended and for the period from the beginning of the fiscal year to the end of such monthly period.

                  SECTION 6.4. INVESTIGATION OF CNG. (a) CNG shall afford to the officers, employees and authorized representatives of CMS Energy (including, without limitation, independent public accountants, attorneys, environmental consultants and financial advisors, if any, of CMS Energy), reasonable access during normal business hours to the offices, properties, employees, agents and business, environmental and financial records (including, without limitation, computer files, retrieval programs and similar documentation) of CNG to the extent CMS Energy shall deem necessary or desirable, and shall furnish to CMS Energy or its authorized representatives such additional information concerning the operations, properties and businesses of CNG as may be reasonably requested in writing, to enable CMS Energy or its authorized representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify the accuracy of the financial statements referred to in Section 3.5 and to determine whether the conditions set forth in Article VIII have been satisfied. CMS Energy agrees that such investigations shall be conducted in such manner as not to interfere unreasonably with the operation of the business of CNG.

         (b) CMS Energy is hereby granted a license, without any obligation to pay rent or other charges, to enter the Property to conduct a site inspection of the Property and to conduct a Phase I environmental assessment and, at CMS's election, soils and/or groundwater analysis (collectively the "Phase I"); provided, however: (i) all documents (including the Phase I report) generated as a result of such activity shall be provided to CNG within five (5) calendar days of receipt by CMS Energy and (ii) the Phase I shall (A) be addressed to CMS Energy and CNG, (B) include a legend indicting that the report is a privileged, compliance report (i.e., "COMPLIANCE REPORT: PRIVILEGED DOCUMENT") and (C) within ten (10) days after completion of field work and laboratory testing, be prepared in written form and provided to CMS Energy and CNG. CMS Energy and CNG specifically acknowledge and agree that CMS Energy shall not undertake any other activity on the Property until such time as CMS Energy is authorized to do so in writing by CNG, which authorization shall not be unreasonably withheld.

         (c) Such license shall be for a period ending on the earlier of the Effective Date or termination of this Agreement in accordance with Section 10.1.

         (d) CMS Energy shall maintain in full force and effect a policy providing commercial general liability insurance coverage in a minimum amount of One Million Dollars ($1,000,000.00) combined single limit, which policy shall insure against bodily injury, and property damage. Such policy shall name CNG or the Subsidiaries, as applicable depending upon ownership of the subject Property, as an additional insured and shall contain a cross-liability endorsement. Such policy shall be non-cancellable with respect to CNG and the Subsidiaries, as applicable, except upon thirty (30) days written notice. A certificate of such insurance shall be delivered by CMS Energy to CNG and the Subsidiaries as soon as reasonably practicable after the date of this Agreement.

         (e) If, because of any actual or alleged act or omission of CMS Energy's agents, employees or contractors any lien, affidavit, charge or order for the payment of money shall be filed against CNG or the Subsidiaries, the Property or any portion thereof or interest therein, whether or not such lien, affidavit or charge or order is valid or enforceable, shall, at its own cost and expense, cause the same to be discharged of record by payment, bonding or otherwise as soon as reasonably practicable after notice to CMS Energy of the filing thereof, but in all events prior to the foreclosure thereof.

         (f) EXCEPT FOR THE FAULT OR NEGLIGENCE OF CNG, THE SUBSIDIARIES, ITS AGENTS OR EMPLOYEES, FOR WHICH EITHER OR BOTH BE LEGALLY LIABLE, UPON CMS ENERGY's ENTERING THE PROPERTY, CMS ENERGY AGREES TO INDEMNIFY AND HOLD CNG AND THE SUBSIDIARIES, THEIR RESPECTIVE OFFICERS, AGENTS, REPRESENTATIVES AND EMPLOYEES HARMLESS FROM ALL LOSSES, CLAIMS, SUITS, ACTIONS, DAMAGES AND LIABILITY INCLUDING COSTS AND EXPENSES OF DEFENDING AGAINST ALL OF THE AFORESAID) ARISING OR ALLEGED TO ARISE FROM ANY ACT OR OMISSION OF CMS ENERGY OR CMS ENERGY'S AGENTS, EMPLOYEES, ASSIGNEES, LICENSEES, CONTRACTORS, SUBCONTRACTORS, LABORERS OR INVITEES, OR ARISING FROM ANY INJURY OR DEATH OF ANY PERSON OR PERSONS OR DAMAGE OR DESTRUCTION OF THE PROPERTY OF ANY PERSON OR PERSONS OCCURRING OR ALLEGED TO HAVE OCCURRED INCIDENT TO CMS ENERGY'S PRESENCE ON THE PROPERTY OR THE PERFORMANCE OF THE PHASE I, AND CMS ENERGY ASSUMES RESPONSIBILITY FOR THE CONDITION OF THE PROPERTY. THIS PROVISION

SHALL SURVIVE TERMINATION OF THIS CONTRACT OR THE CLOSING OF THIS TRANSACTION, WHICHEVER IS APPLICABLE.

         (g) Upon entering the Property, CMS Energy shall perform and complete the Phase I at CMS Energy's sole cost and expense in a timely manner in accordance with all applicable statutes, ordinances and other regulations applicable thereto. Notwithstanding the foregoing: (i) CNG and the Subsidiaries acknowledge that disclosure of certain materials relating to the Phase I will need to be made to CMS Energy's attorneys and environmental consultants (for convenience, collectively the "Representatives") in order to evaluate such information and the feasibility of the Property for CMS Energy's proposed use, and it shall be permissible for CMS Energy to disclose such information to its Representatives so long as such disclosure is made on the condition that: (A) such Representatives, prior to CMS Energy's disclosure of such information, provide CNG with a signed agreement binding such Representatives to maintain the confidentiality of such information, except as otherwise required by law, and
(B) such Representatives treat such information in a confidential manner; and
(ii) in the event CMS Energy in good faith reasonably believes that information contained or revealed in the Phase I may require remedial action or reporting to any governmental authority under applicable environmental laws, then prior to CMS Energy's disclosure of same to any governmental authority, CMS Energy shall promptly notify CNG of the existence of such information and CMS Energy's responsibility(ies) for disseminating such information to the applicable governmental authorities in accordance with applicable environmental laws.

         (h) Within twenty-four (24) hours of the termination of the license contemplated herein, CMS Energy shall return the Property to the safe, clean and level condition the Property existed on the date of this Agreement.


                  SECTION 6.5. LAWSUITS, PROCEEDINGS, ETC. Each of CMS Energy and CNG shall notify the other promptly of any lawsuit, proceeding, claim or investigation that may be threatened, brought, asserted or commenced against any party hereto involving in any way the transactions contemplated by this Agreement or that would have been listed in Schedule 3.17 of the Disclosure Schedule or the CMS Energy SEC Documents if such lawsuit, proceeding, claim or investigation had arisen prior to the date hereof.

                  SECTION 6.6. CONDUCT OF BUSINESS BY CNG PENDING THE MERGER.
(a) During the period from the date of this Agreement through the Effective Time, except as set forth in Schedule 6.6 of the Disclosure Schedule or any other Schedules to this Agreement or as expressly contemplated by this Agreement, CNG will carry on its business in, and will not enter into, any material transaction other than in, the ordinary course of business consistent with past practice and, to the extent consistent therewith, will use its reasonable efforts to preserve intact its current business organization, to keep available the services of its current officers and employees and to preserve its relationships with material customers, material suppliers and others having material business dealings with it (except with the written consent of CMS Energy and except as set forth in any Schedules to this Agreement or the Disclosure Schedule or as contemplated by this Agreement). Without limiting the generality of the foregoing, and except as set forth in any Schedules to this Agreement or the Disclosure Schedule or as expressly contemplated by this Agreement, CNG and its Subsidiaries shall not, without the prior written consent of CMS Energy, which, as to matters relating to clauses (vii), (viii) or (xii) of this Section 6.6(a), CMS Energy agrees not to unreasonably withhold or delay:

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to the stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of CNG or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including, without limitation, any rights, warrants or options to acquire any securities);

                  (iii)  amend its articles of incorporation or by-laws;

                  (iv) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (v) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice; a material asset for this purpose is defined as 10 percent or more of the book value or market value of CNG's total assets, or contributing 10 percent or more of total annual CNG revenues or earnings, or resulting in a gain or loss on disposition of 10 percent or more of annual CNG net income.

                  (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness material to the business or assets of CNG and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice and except as contemplated hereunder or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments in, any other person, except the incurrence and/or guarantee of indebtedness to fund working capital;

                  (vii) with respect to its operations, make or incur any new capital expenditure or capital expenditures for any single project or related series of projects which are in excess of $100,000.

                  (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than such payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

                  (ix) alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure;

                  (x) enter into or adopt, or amend, any existing, bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into or amend any Plan or material employment, consulting or management agreement, other than any such amendment to a Plan that is made to maintain the qualified status of such Plan or its continued compliance with applicable law and except as contemplated hereunder;

                  (xi) make any change in accounting practices or policies applied in the preparation of the financial statements referred to in Section 3.5 except as required by GAAP;

                  (xii) except in the ordinary course of business consistent with past practice, knowingly make any material modifications to any material agreements, understandings, obligations, commitments, indebtedness or other material obligations or enter into any agreement, understanding, obligation or commitment, or incur any indebtedness or obligation, of the type that would have been required to be listed on
         Schedule 3.30 of the Disclosure Schedule or that would otherwise would have been included in the CNG Agreements if in existence on the date hereof; provided that no such modifications, agreements or incurrences of indebtedness shall in any event cause the representations and warranties contained in Section 3.6(a) hereof to be untrue or incorrect in any material respect;

                  (xiii) pay or commit to pay any bonus to or increase the salary of any director, officer or employee of CNG other than payment to employees of bonuses or the increase of salary of employees made in the ordinary course of business; or

                  (xiv) enter into any other transaction materially affecting the business of CNG, other than in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement.

         (b) CNG shall promptly advise CMS Energy orally and in writing of any change or event having a Material Adverse Effect on CNG and its Subsidiaries taken as a whole.

                  SECTION 6.7. MUTUAL COOPERATION; REASONABLE BEST EFFORTS. The respective parties hereto shall cooperate with each other, and shall use their respective reasonable best efforts, to cause the fulfillment, to the extent within their reasonable control, of the conditions to each party's obligations hereunder which are within such reasonable control and to obtain as promptly as possible, to the extent within their reasonable control, all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not require CMS Energy or CNG to make any divestiture or consent to any divestiture in order to obtain any waiver, consent or approval.

                  SECTION 6.8. PUBLIC ANNOUNCEMENT. Other than required filings with the SEC, CNG and CMS Energy shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation; provided, that nothing herein shall be deemed to interfere with the filing by (i) CMS Energy of a Form 8-K or the Registration Statement or (ii) CNG of a Form 8-K or the Proxy Statement. The press release announcing the execution and delivery of this Agreement shall be a joint press release of CNG and CMS Energy.

                  SECTION 6.9. NO SOLICITATION. (a) CNG shall not, nor shall it authorize or permit any officer, director or employee of it or its Subsidiaries or affiliates or any investment banker, attorney or other adviser or representative of CNG or any of its Subsidiaries or affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) except to the extent required by law as advised by independent legal counsel in writing, participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. CNG shall advise CMS Energy immediately of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal for a merger or other business combination involving CNG or any of its Subsidiaries or affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in CNG or any of its Subsidiaries or affiliates, any of the voting securities of CNG or any of its Subsidiaries or affiliates or substantially all of the assets of CNG and its Subsidiaries taken as a whole.

         (b) Notwithstanding the foregoing, the Board of Directors of CNG may, if it has received a bona fide offer, and if it concludes in good faith (after consultation with its independent legal and financial advisors) that it is required to do so in order to comply with its fiduciary duties to CNG's shareholders under applicable law, (i) withdraw or modify its approval or recommendation of this transaction or this Agreement or (ii) approve or recommend such other bona fide offer or, subject to compliance with the requirements of Sections 10.1 and 10.3, terminate this Agreement (and concurrently with or after such termination, if it so chooses cause CNG to enter into any agreement with respect to any other bona fide offer) but only at a time that is after the fifth Business Day following CMS Energy's receipt of written notice from

CNG advising CMS Energy that the Board of Directors of CNG has received a bona fide offer, specifying the material terms and conditions of such bona fide offer and identifying the persons making such bona fide offer.

         (c) Nothing contained in this Section 6.9 shall prohibit CNG from taking and disclosing to its shareholders a position contemplated by Rule 14e2(a) promulgated under the Exchange Act or from making any disclosure to CNG's shareholders if, in the good faith judgment of the Board of Directors of CNG (after consultation with its independent legal and financial advisors), it determines that it is legally required to do so in order to comply with its fiduciary duties to CNG's shareholders under applicable law.

                  SECTION 6.10. ANTITRUST LAW COMPLIANCE. CMS Energy and CNG shall file and CNG shall cause to be filed with the Federal Trade Commission and the United States Department of Justice the notification and other information required to be filed with respect to the transactions contemplated hereby under the HSR Act and the rules and regulations promulgated thereunder. CMS Energy warrants that all such filings by it shall be, and CNG warrants that all such filings by it shall be, accurate as of the date filed and in accordance with the requirements of the HSR Act and all such rules and regulations. CMS Energy and CNG agree to make available, or cause to be made available, to the other parties such information as may reasonably be requested relative to the businesses, assets and property of CMS Energy and CNG, as the case may be, as may be required to file any additional information requested by such agencies under the HSR Act and such rules and regulations. CMS Energy agrees to pay all filing fees related to the HSR Act compliance.

                  SECTION 6.11. CMS SEC INFORMATION. Promptly following their availability, CMS Energy will provide CNG with copies of all filings it makes with the SEC or the NYSE, including but not limited to Form 10-Q's and Form 10-K's.

                  SECTION 6.12. DIRECTOR INDEMNIFICATION. The Surviving Corporation shall indemnify the present and former officers, directors, employees and agents of CNG and the Subsidiaries with respect to any matter including the transactions contemplated hereby, occurring at or prior to the Effective Time to the full extent permitted by CNG's Articles of Incorporation or Bylaws or the organizational documents of the Subsidiaries, in each case as in effect as of the date of this Agreement, for a period of six years commencing at the Effective Time. This Section 6.12 shall survive the closing of the transactions contemplated hereby, is intended to benefit CNG and each of the indemnified parties (each of whom shall be entitled to enforce this Section 6.12 against CNG and CMS Energy, as the case may be) and shall be binding on all successors and assigns of CMS Energy and CNG. In the event CMS Energy or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of CMS Energy shall assume the obligations set forth in this Section 6.12. CMS agrees to provide coverage under CMS director's and officer's liability policy for the period referenced herein.

                  SECTION 6.13. NOTICE OF DEFAULT. Each party will promptly give notice to the other party of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by that party contained herein or a failure by that party to comply with any covenant, condition or agreement contained herein.


                  SECTION 6.14. DISSENTING SHAREHOLDERS' APPRAISAL RIGHTS. CMS Energy and CNG, as applicable, will comply with all applicable notification and other provisions of regulations or statutes relating to Dissenting Shares.

                  SECTION 6.15. CNG OPTIONS. CNG and CMS shall use their reasonable efforts to permit CMS or Surviving Corporation to exchange shares of CMS Common Stock for Options, consistent with the provisions of the Merger Agreement (whether or not vested or exercisable), in satisfaction of such Option holders' rights under that certain CNG 1997 Stock Plan; including, but not limited to, CNG seeking the consent of all Option holders under the 1997 Plan to the receipt of CMS Common Stock, consistent with the provisions of the Merger Agreement, in lieu of cash as provided for in the 1997 Plan.



                                   ARTICLE VII

                       ADDITIONAL COVENANTS AND AGREEMENTS

            SECTION 7.1. TAX-FREE NATURE; TAX CONSEQUENCES.
         (a) CNG and CMS Energy intend the Merger to constitute a reorganization described in Section 368(a) of the Code and shall use their best efforts to cooperate in achieving such a tax-free reorganization. Each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations and covenants set forth in writing in this Agreement or any other agreement or certificate delivered in connection herewith. In the event that the Merger does not qualify as such a tax-free reorganization, the validity of the Merger and the transactions contemplated thereby shall nevertheless be binding and final upon the parties to this Agreement. Neither CNG nor CMS Energy will take any tax reporting positions or make any tax elections inconsistent with the characterization of the Merger as a reorganization described in Section 368(a) of the Code except as may be required upon examination (or the result of a prior determination) by the Internal Revenue Service or any other Tax authority.

                  SECTION 7.2. TAXES.

         (a) Tax Returns. CNG shall file when due (after taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to CNG and its Subsidiaries on or before the Effective Date and shall remit or cause to be remitted any Taxes shown to be due on such Tax Returns, and the Surviving Corporation shall file when due (after taking into account all extensions properly obtained) all Tax Returns that are required to be filed by CNG and its Subsidiaries after the Effective Date and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. All Tax Returns which CNG is required to file in accordance with this paragraph (a) shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken or method adopted that is inconsistent with positions taken or methods used in preparing and filing similar Tax Returns in prior periods except for changes required by law or changes in facts.

         (b) Assistance and Cooperation. After the Effective Date, each of the Majority Stockholders shall:

                  (i) assist (and cause their respective affiliates to assist) the other parties in preparing any Tax Returns which such other parties are responsible for preparing and filing in accordance with paragraph
         (b) of this Section 7.2;

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of CNG and its Subsidiaries;

                  (iii) make available to the other parties and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of CNG and its Subsidiaries;

                  (iv) provide timely notice to the other parties in writing of any pending or threatened Tax audits or assessments of CNG and its Subsidiaries for taxable periods for which the other may have a liability under this Section 7.2; and

                  (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

         (c) Survival of Obligations. Notwithstanding Article X, the obligations of the Majority Stockholders set forth in this Section 7.2 shall be unconditional and absolute and shall remain in effect until thirty (30) days after the expiration of the applicable statute of limitations.

         (d) Section 338 Elections. CMS Energy and Sub jointly and severally represent and warrant that their acquisition of the CNG Common Stock will not result in Taxes to the shareholders or their affiliates pursuant to or as a result of Section 338 of the Code or provisions under other tax Laws which are comparable to Section 338 of the Code and that no election (express or otherwise) will be made or suffered by CMS Energy or Sub or their affiliates which will result in any such Taxes.

         (e) Tax Records. On the Effective Date, Surviving Corporation shall retain possession of Tax records currently in CNG's possession; provided, however, that the Majority Shareholders and their affiliates may retain copies of such records as are necessary or required by the Majority Shareholders or their affiliates in connection with (a) the filing of tax returns, (b) ongoing businesses or responsibilities or (c) other legal purposes. The Majority Shareholders, CMS Energy, Surviving Corporation and their affiliates shall make available to each other for inspection and copying during normal business hours, and provide to any taxing authority as reasonably requested, all Tax records in their possession relating to CNG or the business (unless the same is subject to legal or confidentiality restrictions). The Majority Shareholders, CMS Energy, Surviving Corporation and their affiliates shall preserve and keep all such Tax records in their possession until the expiration of any applicable statutes or limitation or extensions thereof and as otherwise required by law, but in any event for a period not less than ten years after the Effective Date. Before any such Tax records are disposed of by the Majority Shareholders, CMS Energy, Surviving Corporation or their affiliates (through a future sale of Surviving Corporation, the business or otherwise), notice to that effect shall be given the other parties who shall have the opportunity to at their own cost and expense to copy within thirty (30) days after the date of such notice, all or any part of such tax Records. For the purpose of this Section 7.2, tax Records shall include journal vouchers, cash vouchers, general ledgers, and authorizations for expenditures.

                  SECTION 7.3. [INTENTIONALLY OMITTED]

                  SECTION 7.4. [INTENTIONALLY OMITTED]

                  SECTION 7.5. POWER MARKETING CERTIFICATE. CNG shall file a Notice of Termination and Notice of Cessation of Services with the Federal Energy Regulatory Commission ("FERC") with regard to a power marketing certificate currently issued to one of the Subsidiaries ("Power Marketing Certificate").

                  SECTION 7.6. POOLING OF INTERESTS. Neither CNG or any of its Subsidiaries shall intentionally take, cause to be taken or intentionally fail to take any action, other than as may be required by a governmental agency, after the date of this Agreement that would disqualify the Merger as a pooling of interests for accounting purposes or would prevent CMS from receiving an opinion from Arthur Andersen L.L.P. pursuant to Section 8.2(k) of this Agreement to the effect that the Merger will be treated for accounting purposes as a pooling of interests.

                                  ARTICLE VIII

                         CONDITIONS PRECEDENT TO CLOSING

                  SECTION 8.1. CONDITIONS TO THE PARTIES' OBLIGATIONS. The obligations of all the parties to effect the Merger shall be subject to the fulfillment of the following conditions:

         (a) Stockholder Approval. This Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding CNG Common Stock entitled to vote.

         (b) Consents Obtained. All permits, approvals (including Notice of Termination and Cessation by FERC with regard to the Power Marketing Certificate) and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by the Merger shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of the party on which it is imposed is materially burdensome to such party.

         (c) Governmental Action. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by CMS Energy or CNG of any material Subsidiary or of a material portion of the business of CMS Energy or CNG; or (iii) imposes any condition upon CMS Energy, CNG or their Subsidiaries which in the judgment of the party on which it is imposed would be materially burdensome.

         (d) Registration Statement. The Registration Statement covering the CMS Common Stock to be issued in the Merger shall become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any governmental entity shall have been instituted and, at what would otherwise have been the Effective Time, remain pending by or before any governmental entity to restrain or prohibit the transactions contemplated hereby.

         (e) CMS Energy Shares. The shares of CMS Common Stock deliverable pursuant to this Agreement shall have been duly authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

         (f) Section 368 Reorganization. CMS Energy and CNG shall have received an opinion from counsel to CMS Energy dated the Effective Time, subject to assumptions and exceptions customarily included, and in form and substance reasonably satisfactory to CMS Energy and CNG to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that CMS Energy and CNG will each be a party to that reorganization within the meaning of Section 368(b) of the IRC.

         (g) Legal Opinions. CMS Energy and CNG shall receive opinions of their respective counsel addressed to the parties and dated the date the Registration Statement becomes effective relating to the Registration Statement and the Proxy Statement and any amendments and supplements thereto (except for the financial statements and notes thereto and other financial statistical and accounting data included in, incorporated by reference in or which should have been included in or incorporated by reference in the Registration Statement or the Proxy Statement as to which they need express no opinion) in substantially the forms agreed to by the parties.

                  SECTION 8.2. CONDITIONS TO CMS ENERGY'S OBLIGATIONS. The obligations of CMS Energy to effect the Merger shall be subject to the fulfillment (or waiver by CMS Energy) of the following conditions:

         (a) Representations and Warranties True. Except as otherwise provided in this Section 8.2, (i) the representations and warranties of CNG and the Majority Stockholders contained in Article III shall be true and correct as of the Effective Date as though made at the Effective Date, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on CNG and its Subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby; (ii) CNG and the Majority Stockholders shall have duly performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Date, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on CNG and its Subsidiaries taken as a whole, or upon the consummation of the transactions contemplated hereby; (iii) none of the events or conditions entitling CMS Energy to terminate this Agreement under
Article X shall have occurred and be continuing; and (d) CNG shall have delivered to CMS Energy a certificate dated the Effective Date and signed by its Chief Executive Officer to the effect set forth in subsections 8.2(a)(i) and
(ii) and (b).

         (b) Required Consents. Any consent required for the consummation of the Merger under any agreement, contract or license to which CNG is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on CNG and its Subsidiaries taken as a whole or upon the transactions contemplated by this Agreement, shall have been obtained.

         (c) Schedules. CMS Energy shall have received the schedules to the Disclosure Schedule and such schedules shall not reflect any item that was not on such schedules delivered on the date of execution of this Agreement that would have or would be reasonably likely to have, a Material Adverse Effect on CNG and its Subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

         (d) No Material Adverse Effect. Between the date of this Agreement and the Effective Time, no event or circumstances shall have occurred which had a Material Adverse Effect on CNG and its Subsidiaries taken as a whole, and CMS Energy shall have received a certificate signed on behalf of CNG by the Chief Executive Officer of CNG to such effect.

         (e) CNG Outstanding Common Stock. CMS Energy shall have received from CNG's transfer agent, letters dated the Effective Time, after customary review but without audit in form and substance satisfactory to CMS Energy, setting forth, as of the Business Day immediately prior to the Closing Date, the total number of shares of CNG Common Stock outstanding;

         (f) CNG's Legal Opinion. CMS Energy shall have received from counsel to CNG an opinion as to securities and corporate matters in form and substance customary for transactions of this nature and reasonably satisfactory to CMS Energy.

         (g) Approval of Counsel. Counsel for CMS Energy shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to CMS Energy hereunder or that are reasonably requested by such counsel.

         (h) Blue Sky. The sale of the CMS Energy Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registrations shall not have been suspended or revoked.

         (i) Affiliate Agreement. CNG shall have delivered to CMS Energy not later than ten (10) days after the date of this Agreement the executed agreements from CNG's Affiliates pursuant to Rule 145 in the form attached hereto as Exhibit B.

         (j) No Material Restrictions. None of CNG or any of its Subsidiaries shall be subject to any order or other agreement with any governmental entity restricting the conduct of CNG's and its Subsidiaries' business, prospects and operations, so as to have a Material Adverse Effect thereon.

         (k) Pooling Opinion. CMS Energy shall have received from Arthur Andersen L.L.P., an opinion, dated the date of the Effective Time, in form and substance satisfactory to CMS Energy, to the effect that the Merger on the terms and conditions contained in this Agreement will be treated for accounting purposes as a pooling of interests; provided, that in the event the pooling opinion referenced herein cannot be issued due to certain actions taken by CMS Energy and through no fault of CNG, then such opinion shall not be a condition to CMS Energy's obligations to effect the Merger as contemplated herein; further provided that in the event CNG and CMS are unable to cause an amendment to the CNG 1997 Stock Plan pursuant to Section 6.13 hereof or, notwithstanding such amendment, the pooling opinion cannot be obtained as a consequence of the terms of or existence of the 1997 Stock Plan, then such opinion shall not be a condition to CMS Energy's obligations to effect the Merger contemplated herein.

         (l) Letters of Termination. CMS Energy shall have received from Scott
C. Longmore, Garry D. Smith and Terry K. Spencer letters satisfactory in form and substance to CMS Energy, terminating any and all rights granted pursuant to the terms and conditions of that certain 1996 CNG Incentive Stock Option Plan and the Grant of Incentive Stock Options dated February 28, 1996.

         (m) Resignation of Directors. CMS Energy shall have received the resignation of each of the directors of CNG and the directors of each of its Subsidiaries.

                  SECTION 8.3. CONDITIONS TO CNG'S OBLIGATIONS. The obligation of CNG to effect the Merger shall be subject to the fulfillment of the following conditions:

         (a) Representations and Warranties True. Except as otherwise provided in this Section 8.3, (i) the representations and warranties of CMS Energy and the Sub contained in Articles IV and V shall each be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on CMS Energy or upon the consummation of the transactions contemplated hereby; (ii) CMS Energy and Sub shall have each duly performed and complied in all materials respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on CMS Energy or upon the consummation of the transactions contemplated hereby; (iii) none of the events or conditions entitling CNG to terminate this Agreement under Article X shall have occurred and be continuing; and (d) CMS Energy shall have delivered to CNG a certificate dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in subsections 8.3(i)and (ii) and(b).

         (b) Required Consents. Any consent required for the consummation of the Merger under any agreement, contract or license to which CMS Energy is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on CNG or CMS Energy and its Subsidiaries taken as a whole or the transactions contemplated by this Agreement shall have been obtained.

         (c) Approval of Counsel. Counsel for CNG shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to CNG hereunder or reasonably requested by such counsel.

         (d) Fairness Opinion. Prior to the mailing of the Prospectus/Proxy Statement to the shareholders of CNG and at

Closing, CNG shall have received an opinion of CIBC Oppenheimer Corp. dated the date of the Prospectus/Proxy Statement, to the effect that, as of such date, the Merger Consideration is fair to CNG's shareholders from a financial point of view.

         (e) No Material Adverse Effect. There shall not have been any change in the consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of CMS Energy and its Subsidiaries taken as a whole, from March 31, 1998 to the Effective Time that results in a Material Adverse Effect as to CMS Energy and its Subsidiaries taken as a whole. CNG shall have received a certificate signed on behalf of CMS Energy by the President or Chief Executive Officer of CMS Energy to such effect.

         (f) CMS Energy's Legal Opinion. CNG shall have received from the general counsel or assistant general counsel to CMS Energy an opinion as to securities and corporate matters in form and substance customary for transactions of this nature and reasonably satisfactory to CNG.

         (g) Blue Sky. The sale of the CNG Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registrations shall not have been suspended or revoked.


                                   ARTICLE IX

                            INDEMNIFICATION; SURVIVAL


                  SECTION 9.1. INDEMNIFICATION BY THE MAJORITY STOCKHOLDERS. From and after the Effective Time, each of the Majority Stockholders shall jointly and severally indemnify and hold harmless CMS Energy, the Surviving Corporation and their subsidiaries, affiliates and successors from and against any and all (a) liabilities, losses, costs or damages ("Loss") and (b) reasonable attorneys', consultants' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by CMS Energy, the Surviving Corporation and their subsidiaries, affiliates and successors in connection with or arising from any breach of any warranty or the inaccuracy of any representation of CNG or any Majority Stockholder contained in Sections 3.1, 3.2, 3.3, 3.4(a), 3.4(b) and 3.8, as updated in accordance with
Section 9.7 hereof, or in any certificate delivered by or on behalf of CNG or any Majority Stockholder pursuant thereto; provided, however, that the Majority Stockholders shall be required to indemnify and hold harmless CMS

Energy and the Surviving Corporation under this Section 9.1 with respect to the breach or inaccuracy of any representations or warranties as hereinabove provided only to the extent that the aggregate amount of Loss and Expense referred to above in this Section 9.1 relating thereto exceeds $100,000; and provided further, that the obligation of the Majority Stockholders to indemnify and hold harmless CMS Energy and the Surviving Corporation pursuant to this
Section 9.1 shall be limited to the aggregate payment by such Majority Stockholders of an amount equal to $3,100,000, which indemnification obligation shall be satisfied by a return of the number of CMS Common Shares necessary to meet any such obligation and as further deposited in escrow pursuant to an agreement in a form mutually acceptable to the parties; which return and deposit into escrow shall occur within 10 day of issuance of certificates for the CMS Common Shares.

                  SECTION 9.2. [INTENTIONALLY OMITTED]

                  SECTION 9.3. NOTICE OF CLAIMS. If CMS Energy (with respect to
Section 9.1) believes that any of the persons entitled to indemnification under this Article IX has suffered or incurred any Loss or incurred any Expense, CMS Energy, shall so notify the Majority Stockholder promptly in writing (a "Claim Notice")describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred; provided, however, CMS Energy must deliver its Claims Notice within the survival period set forth in Section 9.6. In the event CMS Energy fail to deliver a Claim Notice during the survival period set forth in
Section 9.6, CMS Energy shall not thereafter be able to claim indemnification with respect to any matter which has not been made the subject of a Claim Notice during the survival period.

                  SECTION 9.4. THIRD PARTY CLAIMS. Subject to the limitations on indemnification set forth in Section 9.1 and 9.6 in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified persons shall give such notice thereof to the indemnifying party not later than twenty (20) days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) days following the date such indemnified person has actual knowledge thereof; provided, however, that the omission by such indemnified party to give notice as provided herein shall relieve the indemnifying party of its indemnification obligation under this Article IX only if such omission results in a failure of actual notice to the indemnifying party and then only to the extent that such indemnifying party is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the indemnifying party, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified party; and provided, further, that if the defendants in any such actions include both the indemnified persons and the indemnifying party and the indemnified persons shall have reasonably concluded that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the indemnifying party, the indemnified persons shall have the right to select one law firm reasonably acceptable to the indemnifying party to act as separate counsel, on behalf of such indemnified persons, at the expense of the indemnifying party. Subject to the second proviso of the immediately preceding sentence, if an indemnifying party assumes the defense of any such claim or legal proceeding, such indemnifying party shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to full indemnification hereunder, (b) provides for injunctive or other non-monetary relief affecting the indemnified persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld); provided, however, that subject to the second proviso of the immediately preceding sentence, the indemnified persons may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the indemnifying party is in good faith defending such claim or proceeding, the indemnified persons shall not compromise or settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the indemnifying party and obtaining the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) on such terms as the indemnified persons may deem appropriate, and the indemnifying party will promptly indemnify the indemnified persons in accordance with the provisions of this Section 9.4.

                  SECTION 9.5. [INTENTIONALLY OMITTED]

                  SECTION 9.6. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that each and every representation and warranty contained in this Agreement, except for those representation and warranties contained in Sections 3.1, 3.2, 3.3, 3.4(a), 3.4(b), 3.8., 4.1, 4.2, 4.3 and 4.4 which shall each survive for the lessor of (i) one year or (ii) the time allowed to satisfy the requirements for pooling-of-interests accounting, shall expire with, and be terminated and extinguished by, the Effective Date and thereafter neither CNG, the Majority Shareholder, CMS Energy or the Sub or their respective directors, officers, employees, agents and representatives shall be under any liability whatsoever with respect to any such representation or warranty contained in this Agreement. This Article IX shall have no effect upon any other obligation of the parties hereto, whether performed before or after the Effective Time; further provided, that the indemnity obligation of Majority Shareholders under this article IX shall be CMS' sole and exclusive remedy for breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4(a), 3.4(b) and 3.8 of this Agreement.

                  SECTION 9.7. UPDATE OF THE REPRESENTATIONS AND WARRANTIES. (a) Not later than five (5) days prior to the Effective Date, CNG and/or any Majority Stockholder may deliver a written notice to CMS Energy setting forth any and all facts, conditions, occurrences, changes and other matters, in each case, occurring after the date hereof, that has caused or may cause the representations and warranties of CNG and/or the Majority Stockholders contained herein (including the Schedules to the Disclosure Schedule hereto) not to be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification). In the event that any of such facts, conditions, occurrences, changes and other matters shall have caused or will cause, on or prior to the Effective Date, any such representation or warranty not to be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on the Effective Date with the same effect as though made on the Effective Date, CMS Energy may elect to terminate this Agreement pursuant to Section 10.1(b) based on such facts, conditions, occurrences, changes or other matters. If CMS Energy shall nevertheless proceed to consummate the Merger, such facts, conditions, occurrences, changes and other matters so disclosed as to each such representation or warranty of the Majority Stockholders contained herein (including the Schedules) shall be deemed to constitute an exception to such representation or warranty reflecting the facts, conditions, occurrences, changes and other matters so disclosed with the same effect as if such exception had been made in such representation or warranty as of the date hereof in this Agreement to the extent, but only to the extent, of such disclosure.

         (b) Not later than five (5) days prior to the Effective Date, CMS Energy may deliver a written notice to CNG, the Majority Stockholders setting forth any and all facts, conditions, occurrences, changes and other matters, in each case, occurring after the date hereof, that has caused or may cause the representations and warranties of CMS Energy contained herein (including the Schedules to the Disclosure Schedules hereto) not to be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification). In the event that any of such facts, conditions, occurrences, changes and other matters shall have caused or will cause, on or prior to the Effective Date, any such representation or warranty not to be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on the Effective Date with the same effect as though made on the Effective Date, CNG may elect to terminate this Agreement pursuant to Section 10.1(c) based on such facts, conditions, occurrences, changes or other matters. If CNG shall nevertheless proceed to consummate the Merger, such facts, conditions, occurrences, changes or other matters so disclosed as to each such representation or warranty of CMS Energy contained herein (including the Schedules) shall be deemed to constitute an exception to such representation or warranty reflecting the facts, conditions, occurrences, changes and other matters so disclosed with the same effect as if such exception had been made in such representation or warranty as of the date hereof in this Agreement to the extent, but only to the extent, of such disclosure.


                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time:

         (a)  by the mutual consent of CMS Energy and CNG;

         (b) by CMS Energy upon any material breach by CNG or any Majority Stockholder of any of the covenants contained in Article VI or VII or Section 11.1;

         (c) by CNG upon any material breach by CMS Energy or Sub of any of the covenants contained in Article VI or VII or Section 11.1;

         (d) by CMS Energy if any of the conditions to CMS Energy's obligations specified in Article VIII have not been met in all material respects or waived by CMS Energy at such time as such condition can no longer be satisfied;

         (e) by CNG if any of the conditions to CNG's obligations specified in
Article VIII has not been met in all material respects or waived by CNG and the Majority Stockholders, as applicable, at such time as such condition can no longer be satisfied;

         (f) by CMS Energy or CNG if the Merger shall not have been consummated on or before October 31, 1998; provided, that the parties agree to extend such time period for a reasonable period of time in the event the Registration Statement did not become effective in a time frame so as to allow the CNG Stockholders' meeting to occur prior to October 31, 1998; or

         (g) By CNG if it shall receive any Acquisition Proposal after the date hereof from a third party or parties and the Board of Directors of CNG shall have received a written opinion from independent legal counsel to the effect that, and the Board of Directors shall have determined in good faith in the exercise of its fiduciary duties that, CNG is legally required to pursue such Acquisition Proposal.

                  SECTION 10.2. EFFECT OF TERMINATION. Except to the extent provided in Section 10.3, in the event that this Agreement shall be terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement (other than this Section and Sections 6.4, 6.12, 7.2, 10.3, 11.1, 11.2 and 11.12) shall terminate without further liability of any party to the others; provided, however, that nothing herein shall relieve any party from liability for its breach of this Agreement during its effectiveness.

                  SECTION 10.3. EFFECT OF TERMINATION AND ABANDONMENT. CNG agrees that if this Agreement is terminated pursuant to: (a) Section 10.1(b) and
(i) such termination is the result of a wilful breach of any covenant or agreement of CNG contained herein, (ii) CNG shall have had contacts or entered into negotiations relating to an Acquisition Proposal, in any such case at any time within the period commencing on the date of this Agreement through the date of termination of this Agreement, and (iii) within ten months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (ii) have occurred, a Business Combination (as defined below) shall have occurred or CNG shall have entered into a definitive agreement providing for a Business Combination; or (b)
Section 10.1(d) or 10.1(e) because this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of CNG at the CNG stockholders meeting and at the time of such meeting there shall exist an Acquisition Proposal; or (c) Section 10.1(g) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of CNG, there shall exist an Acquisition Proposal; then CNG shall pay to CMS Energy an amount equal to $3 Million which amount is inclusive of all of CMS Energy's Acquisition Expenses, and is CMS' sole and exclusive remedy as against CNG for termination under this
Section 10.3.

         (b) Any payment required to be made pursuant to Section 10.3(a) of this Agreement shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by CMS Energy;

         (c) For purposes of this Section 10.3, the term "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving CNG, (ii) a sale, lease, exchange, transfer or other disposition of 35% or more of the assets of CNG and the Subsidiaries, taken as a whole, in a single transaction or a series of the transactions, or
(iii) the acquisition, by a person (other than CMS Energy or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 35% or more of the CNG Common Stock whether by tender or exchange offer or otherwise.


                                   ARTICLE XI

                                OTHER PROVISIONS

                  SECTION 11.1. CONFIDENTIAL NATURE OF INFORMATION. (a) All information about CNG furnished by CNG, the Majority Shareholders and their affiliates, and by their respective directors, officer, members, managers, partners, employees and agents (all such affiliates and other persons are collectively referred to herein as "representatives"), whether furnished to CMS Energy or to CMS Energy's representatives before or after the date hereof and regardless of the manner in which it is furnished, is referred to in this
Section 11.1 as "Proprietary Information". For purposes of this Section 11.1, Proprietary Information (a) shall include all documents which are prepared by CMS Energy and CMS Energy's representatives, including all correspondence, memoranda, notes, summaries, analysis, studies, models, extracts of and documents and records reflecting, based on or derived from Proprietary Information as well as all copies and other reproductions thereof, whether in writing or stored or maintained in or by electronic, magnetic or other means, media or devices (all such documents and writings which are prepared by CMS Energy or CMS Energy's representatives are sometimes referred to herein as "Evaluation Documents") and (b) shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by CMS Energy or CMS Energy's representatives, (ii) was available to CMS Energy on a nonconfidential basis prior to its disclosure by CNG or its representatives or (iii) becomes available to CMS Energy on a nonconfidential basis from a person other than CNG or its representatives who is not otherwise bound by a confidentiality agreement with CNG or its representatives, or is otherwise prohibited from transmitting the information to CMS Energy.

         (b) CMS Energy agrees that (i) CMS Energy and CMS Energy's representatives will keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than those of CMS Energy's representatives who are actively and directly participating in the evaluation of the Merger or who otherwise need to know the Proprietary Information for the purpose of evaluating the Merger and to cause those persons to observe the terms of this Agreement, (ii) CMS Energy and CMS Energy's representatives will not use the Proprietary Information for any purpose other than in connection with the consummation of the Merger in a manner which CNG has approved and (iii) CMS Energy and CMS Energy's representatives will not, without CNG's prior written consent, disclose to any person (other than to CMS Energy's representatives actively and directly participating in the Merger) any information about the Merger, or the terms, conditions or other facts relating thereto, including the fact that discussions are taking place with respect thereto or the status thereof, or the fact that the Proprietary Information has been made available to CMS Energy. CMS Energy will be responsible for any breach of the terms hereunder by CMS Energy or CMS Energy's representatives.

         (c) In the event that CMS Energy or any of CMS Energy's representatives is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information or any other information concerning CNG or the Merger (including any facts or information referred to in paragraph (b)(3) above), CMS Energy agree that CMS Energy will provide CNG with prompt notice of such request(s) or the receipt(s) of legal process to enable CNG to seek an appropriate protective order, to consult with CMS Energy with respect to CNG or CMS Energy taking steps to resist or narrow the scope of such request or process and/or to waive compliance in whole or in part with CMS Energy's agreement to maintain the confidentiality of the Proprietary Information. If and to the extent that after the foregoing notice, in the absence of a protective order or receipt of a waiver under this Agreement, CMS Energy or CMS Energy's representatives are, in the written opinion of CMS Energy's counsel, compelled to disclose Proprietary Information or other information concerning CNG or the Merger (including any facts or information referred to in paragraph (b)(3) above) or risk being liable for contempt or suffer censure or penalty or violate applicable laws or regulation, CMS Energy and CMS Energy's representatives may disclose such Proprietary Information or other information without liability to CNG under this Agreement.

         (d) If this Agreement is terminated, CMS Energy agrees that it will, upon CNG's request, promptly deliver to CNG all of the Proprietary Information, as more completely described above, in CMS Energy's possession or control or in the possession or control of any of CMS Energy's representatives. CMS Energy may, however, destroy such of the Proprietary Information as constitutes Evaluation Documents in CMS Energy's and CMS Energy's representative's possession or control, whether prepared by CMS Energy or CMS Energy's representatives, in which case CMS Energy will do so promptly and, if requested by CNG, will provide a written statement by an officer of CMS Energy's organization familiar with CMS Energy's consideration of the Merger certifying that all such Evaluation Documents, including all copies thereof, have been destroyed.

         (e) In consideration of CMS Energy's receipt of the Proprietary Information and except as otherwise provided in this Agreement, CMS Energy hereby agrees that for a period of two (2) years from the date hereof neither CMS Energy, nor CMS Energy's affiliates, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will (and CMS Energy and they will not assist or encourage others to), directly or indirectly, unless specifically requested in writing to do so in advance or consented prior thereto in writing by CNG:

                  (1) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any of CNG's assets or business or any of its subsidiaries or any securities issued by CNG or any of its subsidiaries, or any rights or options to acquire such ownership (including from a third party); or

                  (2) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined in Regulation 14A of the Exchange
         Act) to vote or seek to advise or influence in any matter whatsoever any person or entity with respect to the voting or any securities of CNG or any of its subsidiaries; or

                  (3) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of CNG or any of its subsidiaries; or

                  (4) arrange, or in any way participate in, any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of CNG or any of its subsidiaries; or

                  (5) otherwise act, whether alone or in concert with others, to seek to propose to CNG or any of its stockholders any merger, business combination, restructuring, recapitalization or similar transaction to or with CNG or any of its subsidiaries or otherwise seek or propose to influence or control CNG's management or policies; or

                  (6) seek to negotiate or influence the terms and conditions of employment of key employees of CNG or any of its subsidiaries or any agreement of collective bargaining with employees of CNG or any of its subsidiaries; or

                  (7) enter into any discussions, negotiations, arrangements or understandings with or advise, or assist any third party with respect to any of the foregoing.

                  CMS Energy will promptly advise CNG of any inquiry or proposal made to CMS Energy with respect to any of the foregoing.

         (f) Without prejudice to the rights and remedies otherwise available to CNG, CMS Energy agrees that CNG shall be entitled to equitable relief by way of injunction if CMS Energy or any of CMS Energy's representatives breach or threaten to breach any of the provisions of this Agreement. It is understood that any failure or delay by CNG in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof.

                  SECTION 11.2. FEES AND EXPENSES. Except as otherwise provided in this Agreement, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors), incurred by it or its affiliates in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby (collectively "Acquisition Expenses").

                  SECTION 11.3. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four (4) days after being mailed (by registered mail, return receipt requested) to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

                  If to CMS Energy to:

                  CMS Energy Corporation
                  Fairlane Plaza South, Suite 1100
                  330 Town Center Drive
                  Dearborn, Michigan  48126
                  Attention:  Corporate Secretary
                  with a copy to:

                  Rodger A. Kershner
                  CMS Energy Corporation
                  Fairlane Plaza South, Suite 1100
                  330 Town Center Drive
                  Dearborn, Michigan 48126

                  If to Sub to:

                  CMS Merging Corporation
                  c/o CMS Energy Corporation
                  Fairlane Plaza South, Suite 1100
                  330 Town Center Drive
                  Dearborn, Michigan  48126
                  Attention:  Corporate Secretary

                  with a copy to:

                  Rodger A. Kershner
                  CMS Energy Corporation
                  Fairlane Plaza South, Suite 1100
                  330 Town Center Drive
                  Dearborn, Michigan 48126

                  If to CNG to:

                  Continental Natural Gas, Inc.
                  1437 S. Boulder, Suite 1250
                  Tulsa, Oklahoma 74119
                  Attention: Gary C. Adams

                  with a copy to:

                  Gerald R. Shrader
                  1437 S. Boulder, Suite 1250
                  Tulsa, Oklahoma 74119

                  If to the Majority Stockholders to the Majority Stockholders'
                    Representative as follows:

                  Cottonwood Partnership
                  1437 S. Boulder, Suite 1250
                  Tulsa, Oklahoma 74119
                  Attention: Gary C. Adams

                  SECTION 11.4. DEFINITIONS. For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) an "associate" of any person means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of a class of equity securities, (ii) any trust or other estate in which such person has substantial beneficial interest or as to which such person serves as trustee or in a similar capacity and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or any of its parents or subsidiaries.

         (c) "Best Knowledge" shall mean that any such representations, warranties and other statements made by a party to this Agreement is made to the best of the actual knowledge and belief, after due inquiry, of the officers of the party making such statement.


         (d) "Market Conditions" means fluctuation in the price of natural gas and natural gas liquids or other general economic market conditions (including conditions in the overall natural gas, natural gas liquids and securities markets) outside the control of CNG that affect the United States economy, stock and bond markets or the energy industry (or segment thereof) generally, but not specifically CNG.

         (e) "Material Adverse Change"or "Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, would result in any change or effect) that is materially adverse to the business, properties, operations, assets, condition (financial or otherwise) or results of operations of the applicable person or persons; provided, however, that no Material Adverse Change or Effect shall occur or shall be deemed to occur as a result of a change in Market Conditions or any change, event, circumstance or occurrence permitted in this Agreement (or in any Schedule hereto).

         (f) "Permitted Encumbrances" shall mean (i) liens for taxes, assessments and similar governmental charges incurred or payable by CNG or its Subsidiaries that are not delinquent or, if delinquent, that are being contested in good faith by CNG and for which adequate reserves have been established by CNG and reflected on the Statement of Income and/or the Balance Sheet (and taken into account in determining CNG Consolidated Net Working Capital); (ii) liens and encumbrances securing CNG Debt; (iii) liens and encumbrances that shall be released at or prior to the Effective Time at no cost to CNG; (iv) easements, servitudes, rights-of-way and other similar rights relating to the Leases that do not materially interfere with the use of the Leases; and (v) rights reserved to or vested in any municipality or to governmental, statutory or public authority to control or regulate any of the Interest in any manner, and all applicable laws, rules and orders of governmental authorities.

         (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity.

                  SECTION 11.5. PARTIAL INVALIDITY. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                  SECTION 11.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors or assigns.

                  SECTION 11.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when CMS Energy, Sub, CNG and the Majority Stockholders shall have each executed one counterpart.

                  SECTION 11.8. TITLES AND HEADINGS. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 11.9. SCHEDULES AND EXHIBITS. The Schedules, Exhibits, Disclosure Schedule and CMS Option Agreement referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 11.10. ENTIRE AGREEMENT/NO THIRD PARTY RIGHTS/ ASSIGNMENT. This Agreement (including the Schedules to the Disclosure Schedule, Exhibits, documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties. successors and assigns.

                  SECTION 11.11. INDEPENDENT INVESTIGATION AND SCOPE OF REPRESENTATIONS. CMS Energy acknowledges and confirms that (i) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied on the representations, warranties, covenants and agreements of CNG and the Majority Stockholder set forth in the Agreement (including the exhibits and schedules) and on no other representations, warranties, covenants and agreements, and (ii) it has made its own independent investigation, analysis and evaluation of CNG's properties (including CMS Energy's own estimate and appraisal of the extent and value of CNG's pipelines and contracts), business, financial condition, operations and prospects. Except to the extent expressly set forth in this Agreement, including Section 3.35, no party makes any representation or warranty whatsoever. Without limiting the generality of the foregoing, except as set forth in Article III, NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THE MERCHANTABILITY, USEFULNESS OR SUITABILITY FOR ANY PURPOSE OF ANY PERSONAL PROPERTY OF CNG OR ITS SUBSIDIARIES, INCLUDING WITHOUT LIMITATION (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (b) ANY RIGHTS OF CMS ENERGY UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (c) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE PROPERTIES OR ASSETS, INCLUDING ANY LATENT OR PATENT DEFECTS; (d) ANY FEATURES OR CONDITIONS, INCLUDING ANY LATENT OR PATENT DEFECTS, AT OR WHICH AFFECT THE PROPERTIES OR ASSETS WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, POTENTIAL OR OTHERWISE; (e) THE SIZE, SHAPE, CONFIGURATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, MAKE, MODEL OR CONDITION OF THE PROPERTIES OR ASSETS; (f) ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTIES OR ASSETS; (g) ANY ENVIRONMENTAL, STRUCTURAL OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW, OR HEREAFTER AFFECTING IN ANY MANNER ANY OF THE PROPERTIES OR ASSETS; (h) ALL OTHER EXPRESS OR IMPLIED WARRANTIES AND REPRESENTATIONS BY CNG WHATSOEVER, AND (i) ANY CLAIM FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO SUCH REAL OR PERSONAL

PROPERTY, IT BEING UNDERSTOOD THAT, EXCEPT AS AFORESAID, SUCH PERSONAL PROPERTY SHALL EXIST IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS," WITH ALL FAULTS.

                  SECTION 11.12. GOVERNING LAW; ARBITRATION. (a) This Agreement, and the application or interpretation thereof, shall be governed by its terms and by the internal laws of the State of Michigan, without regard to principles of conflicts of laws as applied in the State of Michigan or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of Michigan except to the extent that the OGCA governs aspects of the Merger.

         (b) Any action, dispute, claim or controversy arising under, out of, in connection with, or relating to, this Agreement, or any amendment hereof, or the breach hereof (a "Dispute"), shall be determined and settled by binding arbitration in Chicago, Illinois, by a person or persons mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrator or arbitrators, in accordance with the rules of the American Arbitration Association ("AAA"). Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons for such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute. Any arbitration hereunder shall be administered by the AAA in accordance with the terms of this Section 11.12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

                  SECTION 11.13. NO THIRD-PARTY BENEFICIARIES. Except for
Section 7.2 and Article X, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and successors and assigns permitted by Section 11.6 any right, remedy or claim under or by reason of this Agreement (but excluding for the purpose of this provision the Exhibits and Schedules).

                  SECTION 11.14. INTERPRETATION. Except as expressly stated otherwise, any reference herein to "he," "she" or "it", or comparable terms, with respect to any person or entity shall mean and include references to any or all of the same as applicable whether or not so stated and regardless of gender, and any reference herein to "this Agreement," "herein," "hereof," "hereby,"

"hereunder," or comparable terms shall mean and include references to this Agreement and the Schedules and Exhibits to this Agreement.

                  SECTION 11.15. GUARANTEE. CMS Energy guarantees all of the obligations of the Sub under this Agreement.

                  SECTION 11.16. [INTENTIONALLY OMITTED]

                  SECTION 11.17. TIME OF ESSENCE. Time is of the essence in the performance of the obligations stated herein.

                  SECTION 11.18. ATTORNEYS FEES. If any action at law, in arbitration or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees from the other party, which fees may be set by the court or the arbitrators in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

                  SECTION 11.19. AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of CNG, CMS Energy and the Sub at any time before or after adoption of this Agreement by the shareholders of CNG but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger consideration or which materially and adversely affects the rights of CNG's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument signed on behalf of all the parties.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.


                             CMS ENERGY CORPORATION,
                               a Michigan corporation


                             By: /s/ VICTOR J. FRYLING
                                 --------------------------------
                                 Name: Victor J. Fryling
                                 Title: President and COO


                            CMS MERGING CORPORATION,
                               a Michigan corporation


                            By: /s/ WILLIAM J. HAENER
                                --------------------------------
                                Name: William J. Haener
                                Title: President and CEO


                            CONTINENTAL NATURAL GAS, INC.,
                               an Oklahoma corporation


                            By: /s/ GARY C. ADAMS
                                --------------------------------
                                Name: Gary C. Adams
                                Title: President


                             ADAMS AFFILIATES, INC.,
                               an Oklahoma corporation


                             By: /s/ GARY C. ADAMS
                                --------------------------------
                                Name: Gary C. Adams
                                Title: Chairman of the Board


                             COTTONWOOD PARTNERSHIP,
                               an Oklahoma general partnership


                             By: /s/ GARY C. ADAMS
                                --------------------------------
                                Name: Gary C. Adams
                                Title: Chief Executive Officer

                                    EXHIBIT A


                CERTIFICATE OF MERGER/ARTICLES OF MERGER/OKLAHOMA

                                                                       EXHIBIT B




                              ______________, 1998




CMS Energy Corporation
330 Town Center Drive
Dearborn, Michigan 48126

Ladies and Gentlemen:

I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Continental Natural Gas, Inc., an Oklahoma corporation ("CNGL"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among CMS Energy Corporation, a Michigan corporation ("CMS"), CMS Merging Corporation, a Michigan corporation and a wholly-owned subsidiary of CMS ("Merger Sub"), CNGL, Adams Affiliates, Inc., an Oklahoma corporation, and Cottonwood Partnership, an Oklahoma partnership dated as of July 31, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into CNGL (the "Merger"), I will be entitled to receive shares of common stock, par value $0.01 per share, of CMS ("CMS Common Stock"), in exchange for shares of common stock, par value $.01 per share, of CNGL ("CNGL Common Stock") owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger as determined pursuant to the Merger Agreement.

I further understand that the Merger is intended to be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.


In consideration of the agreements contained herein, CMS's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of CMS Common Stock owned by me during the period commencing 30 days before the Effective time and ending at the earlier of the Effective Time

CMS Energy Corporation
July 31, 1998
Page 2

and the termination of the Merger Agreement and (ii) I will not make any sale, transfer or other disposition of CMS Common Stock acquired by me in the Merger owned by me after the Effective Time until such time as financial results covering at least 30 days of combined operations of CNGL and CMS after the Merger shall have been publicly reported, unless (a) I shall have delivered to CMS prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen, independent public accountants for CMS, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to CMS, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "Pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC or (b) I desire to pledge such CMS Common Stock to secure loans and the lender accepts in writing such pledge of the CMS Common Stock subject to the terms of this letter and (iii) I will not make any sale, transfer or other disposition of any shares of CMS Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of CMS Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised, and I agree, that since I may be deemed to be an affiliate of CNGL at the time the Merger is submitted for a vote of the stockholders of CNGL, the CMS Common Stock received by me pursuant to the Merger can be sold by me only
(i) pursuant to an effective registration statement under the Securities Act,
(ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

I also understand and agree that stop transfer instructions consistent with this letter will be given to CMS's transfer agent with respect to the CMS Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of CMS Common Stock, or any substitutions therefore, a legend stating in substance as follows:

         "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and CMS Energy Corporation, a copy of which agreement is on file at the principal offices of CMS Energy Corporation."

At the request of the undersigned, CMS agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the period of restrictions required by Rule 145.


By its execution hereof, CMS agrees that it will, as long as I own any CMS Common Stock to be received by me pursuant to the Merger which remains subject to Rule 145 under the Securities Act,

CMS Energy Corporation
July 31, 1998
Page 3

take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

The terms of this letter shall be binding upon our heirs, distributees and assigns. The terms of this letter shall not be amended other than by an instrument in writing signed by all of the parties executing or accepting this letter.

All notices and other communications required or permitted by the terms of this letter must be in writing, by facsimile transmission with a copy by registered mail, postage prepaid, return receipt requested or by receipted courier for next business day delivery to the address shown herein (or to such other address for a party as is specified by notice pursuant hereto).

The terms of this letter constitutes the entire agreement between us pertaining to the subject matter hereof. If any portion of this letter is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions.

If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this letter, the prevailing party shall be entitled to recover a reasonable attorneys' fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

CMS Energy Corporation
July 31, 1998
Page 4

If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                                 Very truly yours,


                                         By:___________________________
                                         Name:_________________________
                                         Title:________________________
                                         Date:_________________________
                                         Address:______________________
                                         ______________________________




ACCEPTED THIS ____ DAY OF JULY, 1998.

     CMS ENERGY CORPORATION

By:___________________________
Name:_________________________
Title:__________________________